4th Quarter 2013 Earnings Release

Aimco
APARTMENT HOMES

Page

1	Earnings Release

10	Consolidated Statements of Operations

12	Consolidated Balance Sheets

13	Schedule 1 – Funds From Operations

17	Schedule 2 – Portfolio Summary

18	Schedule 3 – Net Asset Value Supplemental Information

20	Schedule 4 – Non-Recourse Property Debt Information

22	Schedule 5 – Share Data

23	Schedule 6 – Conventional Same Store Operating Results

27	Schedule 7 – Total Conventional Portfolio Data by Market

29	Schedule 8 – Property Disposition and Acquisition Activity

30	Schedule 9 – Capital Additions

31	Schedule 10 – Summary of Redevelopment and Development Activity

32	Glossary and Reconciliations

Aimco Reports Fourth Quarter and Full Year 2013 Results
Denver, Colorado, February 6, 2014 - Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) announced today its fourth quarter and full year 2013 results.
Chairman and Chief Executive Officer Terry Considine comments: "Aimco enjoyed a solid 2013. Profitability was up, with AFFO increasing 14% year-over-year. Portfolio quality was up, with average revenue per apartment home increasing 8%. Redevelopment and development investment doubled to $194 million. Our balance sheet is stronger, with leverage to EBITDA down 0.5x.

Looking forward, we expect another good year in 2014. Rent growth is expected to remain strong, although slowing somewhat. With lower interest expense and lower overhead costs, we expect profitability to be up again, with AFFO increasing by 10%.

Future results will also be strongly influenced by our portfolio management. Over the past two years, we have sold approximately 18,000 apartment homes, eliminating the related property management costs and Capital Replacement spending. We have reinvested sales proceeds in fewer apartment homes with higher rents, higher margins and greater expected growth. As a result, Free Cash Flow and AFFO are growing faster than Net Operating Income and FFO.

These results and prospects support the Board’s decision to increase the dividend by 8% for 2014."
Chief Financial Officer Ernie Freedman adds: "Fourth quarter AFFO exceeded the midpoint of guidance by $0.02 per share, and Pro forma FFO beat the midpoint of guidance by $0.01 per share. Our balance sheet was strong at year-end with total leverage, as a ratio to fourth quarter EBITDA, annualized, at 7.2x, down from 7.7x one year ago. Our year-end unencumbered pool was $380 million, an important milestone on our path to an investment grade rating.

Looking forward, we project 2014 Conventional Same Store revenues to increase 3% to 4% compared to 2013. Revenues from the strong California markets are expected to account for approximately 25% of total 2014 revenues, and approximately 30% for 2015. 2014 redevelopment and development investment will be funded by committed loans and property sales. Interest expense will be down. Offsite costs will be lower.

Taking all together and at the midpoint of guidance, we expect AFFO to be up by 10%."

Financial Results: Full Year 2013 AFFO Up 14%, Pro forma FFO Up 11%

	FOURTH QUARTER		FULL YEAR
(all items per common share)	2013	2012	2013	2012
Net income	$0.84	$0.47	$1.40	$0.61
Funds From Operations (FFO)	$0.57	$0.52	$2.04	$1.68
Add back Aimco's share of preferred equity redemption related amounts	$—	$—	$—	$0.16
Pro forma Funds From Operations (Pro forma FFO)	$0.57	$0.52	$2.04	$1.84
Deduct Aimco's share of Capital Replacements	$(0.14)	$(0.14)	$(0.51)	$(0.50)
Adjusted Funds From Operations (AFFO)	$0.43	$0.38	$1.53	$1.34

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Pro forma FFO - Year-over-year, fourth quarter Pro forma FFO increased 10% as a result of improved property operating results and lower offsite costs. These positive results were somewhat offset by higher interest expense and lower income from discontinued operations.
Adjusted Funds from Operations - Fourth quarter AFFO increased 13% when compared to fourth quarter 2012, as a result of Pro forma FFO growth. An increase in 2013 Capital Replacement spending related to multi-phase capital projects was offset by a reduction in Standard Capital Replacements due to the sale of approximately 18,000 apartment homes during 2012 and 2013. As Aimco concentrates its investment capital in higher quality, higher price-point properties, Capital Replacements decline as a percentage of net operating income. As a result, AFFO, up 14% when compared to full year 2012, is increasing at a faster rate than is Pro forma FFO, up 11% when compared to full year 2012.
Operating Results: Full Year Conventional Same Store NOI Up 5.1%
Conventional Same Store Results

	FOURTH QUARTER					FULL YEAR
	Year-over-Year			Sequential		Year-over-Year
	2013	2012	Variance	3rd Qtr	Variance	2013	2012	Variance
Average Rent Per Apartment Home	$1,287	$1,250	3.0%	$1,283	0.3%	$1,273	$1,227	3.7%
Other Income Per Apartment Home	154	143	7.7%	157	(1.9)%	153	138	10.9%
Average Revenue Per Apartment Home	$1,441	$1,393	3.5%	$1,440	0.1%	$1,426	$1,365	4.5%
Average Daily Occupancy	95.5%	95.3%	0.2%	95.3%	0.2%	95.4%	95.6%	(0.2)%

$ in Millions
Revenue	$181.2	$174.6	3.8%	$180.6	0.3%	$716.6	$686.6	4.4%
Expenses	59.1	58.6	0.8%	61.4	(3.7)%	243.6	236.4	3.0%
NOI	$122.1	$116.0	5.2%	$119.2	2.4%	$473.0	$450.2	5.1%

Rental Rates - Aimco measures changes in rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified either as a new lease, where a vacant apartment is leased to a new customer, or as a renewal.

2013	1st Qtr	2nd Qtr	3rd Qtr	Oct	Nov	Dec	4th Qtr	Full Year	Jan 2014
Renewal rent increases	5.3%	5.2%	5.1%	4.5%	4.9%	4.4%	4.6%	5.1%	4.6%
New lease rent increases	2.6%	3.1%	1.7%	0.8%	(0.9)%	(1.9)%	(0.6)%	1.5%	0.0%
Weighted average rent increases	3.9%	4.1%	3.3%	2.9%	1.9%	1.0%	2.0%	3.3%	2.3%
Portfolio Management: Revenue Per Apartment Home Up 7.9% to $1,469
Aimco's portfolio strategy seeks predictable rent growth from a portfolio of "A", "B" and "C" quality market-rate properties, averaging "B/B+" in quality, and diversified among the largest coastal and job growth markets in the U.S., as measured by total apartment value. Aimco's target markets are primarily coastal markets, and also include several Sun Belt cities and Chicago, Illinois.
Aimco measures asset quality based on rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines asset quality as follows: "A" quality assets are those with rents greater than 125% of local market average; "B" quality assets are those with rents 90% to 125% of local market average; and "C" quality assets are those with rents lower than 90% of local market average. For third quarter 2013, the most recent period for which

2

REIS information is available, Aimco's Conventional Property rents averaged 105% of local market average rents.
Aimco expects to sell each year the lowest-rated 5% to 10% of its portfolio and to invest the proceeds from such sales in redevelopment and acquisition of higher-quality properties. Through this disciplined approach to capital recycling, from 2010 through 2013, Aimco increased its year-end Conventional portfolio average revenue per apartment home at a compound annual growth rate of 8.4%. This rate of growth reflects the impact of market rent growth, but more significantly, the impact of portfolio management through dispositions, redevelopment and acquisitions.
Fourth quarter 2013 Conventional portfolio average revenue per apartment home was $1,469, a 7.9% increase compared to fourth quarter 2012, as a result of year-over-year revenue per apartment home growth of 3.5% and the sale of Conventional Properties during 2012 and 2013 with average revenues per apartment home substantially lower than those of the retained portfolio and reinvestment of the proceeds in higher-rent properties through redevelopment and acquisitions.
Dispositions - In fourth quarter 2013, Aimco sold eleven Conventional Properties and five Affordable Properties with 3,619 and 824 apartment homes, respectively, for $333.8 million in gross proceeds. Aimco's share of net sales proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $142.8 million. The wind down of Aimco’s Affordable portfolio continued with the reduction from 228 properties three years ago to 74 properties at the end of fourth quarter 2013.
Redevelopment and Development: Full Year Investment Totals $194 Million
During the fourth quarter, Aimco completed the redevelopment of its Elm Creek property, located in Elmhurst, Illinois, and continued the redevelopment of four other properties that began during 2012. In addition, Aimco substantially completed the Capital Replacement and Capital Improvement phase of its multi-phase capital projects at 2900 on First, located in Seattle, and Park Towne Place and The Sterling, both located in Center City Philadelphia. During the fourth quarter, Aimco began the redevelopment phase of the project at The Sterling, which includes renovation of common areas and commercial space, as well as the upgrade of 69 apartment homes. Additional apartment homes may be upgraded in the future. Redevelopment of 2900 on First and Park Towne Place is expected to begin during 2014.
During the fourth quarter, Aimco broke ground on its One Canal Street development in Boston. Over the next two and one-half years, Aimco expects to invest approximately $190 million to construct 310 luxury apartment homes, approximately 22,000 square feet of commercial space and 147 parking spaces.

Balance Sheet and Liquidity: Leverage on Target
Components of Aimco Leverage

	AS OF DECEMBER 31, 2013
$ in Millions	Amount	% of Total	Weighted Avg. Maturity (Yrs.)	Weighted Avg Rate
Aimco's share of long-term, non-recourse property debt	$4,195.6	96%	8.2	5.31%
Outstanding borrowings on revolving credit facility	50.4	1%	4.8	3.75%
Preferred securities	148.0	3%	Perpetual	6.22%
Total leverage	$4,394.0	100%	n/a	5.32%

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Leverage Ratios
Aimco's leverage targets are: Debt and Preferred Equity to EBITDA less than 7.0x; and EBITDA Coverage of Interest and Preferred Dividends greater than 2.5x. Aimco also focuses on Debt to EBITDA and EBITDA Coverage of Interest ratios. See the Glossary for definitions of these metrics.

	2013		2012
	Trailing-Twelve-Month	Annualized 4th Qtr	Trailing-Twelve-Month	Annualized 4th Qtr
Debt to EBITDA	7.1x	6.9x	7.5x	7.4x
Debt and Preferred Equity to EBITDA	7.3x	7.2x	7.8x	7.7x
EBITDA Coverage of Interest	2.6x	2.7x	2.4x	2.5x
EBITDA Coverage of Interest and Preferred Dividends	2.5x	2.6x	2.1x	2.4x
Future leverage reduction is expected both from earnings growth and from regularly scheduled property debt amortization funded from retained earnings.
Liquidity
Aimco's recourse debt at December 31, 2013, was limited to its revolving credit facility, which Aimco uses for working capital and other short-term purposes, and to secure letters of credit.
At the end of the fourth quarter, Aimco had outstanding borrowings on its revolving credit facility of $50.4 million and available capacity was $505.0 million, net of $44.6 million of letters of credit backed by the facility. At the end of the fourth quarter, Aimco's share of cash and restricted cash on hand was $167.5 million. In addition, Aimco holds seven properties in its unencumbered asset pool with a total estimated fair value of approximately $380 million.
Equity Activity
Dividend - As previously announced, Aimco's Board of Directors declared a quarterly cash dividend of $0.26 per share of Class A Common Stock for the quarter ended December 31, 2013, an increase of 8% compared to dividends paid during 2013. The fourth quarter 2013 dividend is payable on February 28, 2014, to stockholders of record on February 14, 2014.

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2014 Outlook

($ Amounts Represent Aimco Share)	FULL YEAR 2014	FULL YEAR 2013

Net income per share	$0.30 to $0.40	$1.40
Pro forma FFO per share	$2.00 to $2.10	$2.04
AFFO per share	$1.63 to $1.73	$1.53

Conventional Same Store Operating Measures
NOI change compared to 2013	3.0% to 5.0%	5.1%
Revenue change compared to 2013	3.0% to 4.0%	4.4%
Expense change compared to 2013	2.0% to 3.0%	3.0%

Investment Management Income
Recurring revenues	$27 million	$30.3 million
Non-recurring revenues	$0 to $2 million	$12.3 million
Historic Tax Credit Benefit [1]	$10 to $11 million	$3.9 million

Offsite Costs
Property management expenses	$27 million	$30.7 million
General and administrative expenses	$44 million	$45.5 million
Investment management expenses	$4 million	$4.3 million

Capital Investments
Redevelopment	$125 to $150 million	$178.3 million
Development	$60 to $70 million	$15.9 million
Property upgrades [2]	$40 to $45 million	$39.1 million
Capital Replacements ($1,000 per unit)	$55 million	$75.4 million

Transaction and Financing Activities
Real estate value of property dispositions [3]	$300 to $350 million	$406.1 million
Aimco net proceeds from property dispositions [4]	$180 to $220 million	$202.7 million
Real estate value of unencumbered properties [5]	$525 to $575 million	$380 million

First Quarter 2014 Outlook

FIRST QUARTER

Net income per share	$0.03 to $0.07
Pro forma FFO per share	$0.46 to $0.50
AFFO per share	$0.38 to $0.44

Conventional Same Store Operating Measures
NOI change compared to first quarter 2013	3.75% to 4.75%
NOI change compared to fourth quarter 2013	-3.0% to -2.0%
Please refer to notes on page 7.

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2014 Pro forma FFO Reconciliation

($ Per share at the midpoint of Aimco's guidance range)

2013 Pro forma FFO	$2.04

Conventional Same Store NOI growth (4.0% at the midpoint of guidance) [6]	0.11
Conventional Non-Same Store NOI growth ($0.07 Redevelopment contribution) [7]	0.08
Total NOI growth	0.19

Impact of:
2013 asset sales (see Discontinued Operations in Supplemental Schedule 1)	(0.10)
2014 asset sales ($0.13 lost NOI, $0.03 lost interest expense) [3] [6]	(0.10)
2013 acquisitions and partnership transactions ($0.02 new NOI, $0.01 new interest expense)	0.01
Reductions in offsite costs due to change in scale and efficiencies	0.04
Change in interest expense [8]	0.05
Decrease in non-recurring revenues [9]	(0.08)
Decrease in recurring asset management and tax credit revenues	(0.02)
Decrease in interest income [9]	(0.03)
Increase in income tax benefit [1]	0.05

2014 Pro forma FFO	$2.05

2014 AFFO Reconciliation

($ Per share at the midpoint of Aimco's guidance range)

2013 AFFO	$1.53

Pro forma FFO growth	0.01
Capital Replacement spending related to multi-phase capital projects	0.12
Impact of 2013 and 2014 asset sales on Capital Replacement spending	0.02

2014 AFFO	$1.68
2014 AFFO Growth	10%

Please refer to notes on the following page.

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Notes to 2014 Outlook, 2014 Pro forma FFO and AFFO Reconciliations

[1]
During 2012, Aimco sought and was awarded Historic Tax Credits related to the redevelopment of its Lincoln Place property, which Aimco planned to syndicate in 2013. As discussed on Aimco's fourth quarter 2012 earnings conference call, Aimco's initial 2013 guidance included non-recurring income of approximately $5 million related to such syndication, which was expected to be recognized in the fourth quarter 2013. During 2013, Aimco determined that the most economic use of these Historic Tax Credits was not to syndicate them but rather to use them to offset tax associated with income generated by Aimco's Taxable REIT Subsidiary ("TRS"). During 2013, Aimco recognized $3.9 million of these Historic Tax Credits, which offset tax associated with income generated by its TRS and resulted in an overall income tax benefit of $2.6 million. One of the largest sources of income in Aimco’s TRS is the amortization of income from the syndication of Low Income Housing Tax Credits in prior years, which is detailed on Supplemental Schedule 3 to this earnings release. In 2014, Aimco expects to recognize an additional $10 to $11 million of Historic Tax Credits related to Lincoln Place, and tax associated with income generated by Aimco's TRS is projected to be minimal. As such, Aimco expects to recognize an overall income tax benefit in 2014 approximating the amount of the Lincoln Place Historic Tax Credits, after which point the Historic Tax Credits will have been fully recognized.

[2]
Property upgrades may include kitchen and bath remodeling; energy conservation projects; and investments in longer-lived materials designed to reduce turnover costs, such as simulated wood flooring and granite countertops.

[3]
During 2014, Aimco intends to sell $250 to $290 million of Conventional Properties and $50 to $60 million of Affordable Properties. Unlike 2013, where the majority of Conventional Property sales occurred in the second half of the year, almost all 2014 Conventional Property sales are expected to occur in the first half of the year. Aimco intends to continue to dispose of its Affordable Properties. If successful, Aimco will hold at the end of 2014 56 Affordable properties with approximately 8,500 units, most of which were redeveloped with Low Income Housing Tax Credits, generally between 2005 and 2009. These properties are expected to be sold as their 10-year tax credit delivery periods expire with the majority of sales expected between 2015 and 2019.

[4]	Aimco intends to use proceeds from property sales to fund real estate investments including redevelopment, development, and other capital investments.

[5]	Anticipated size of unencumbered pool at December 31, 2014, based on December 31, 2013, values.

[6]	Conventional Same Store guidance for 2014 excludes six properties with 2,885 apartment homes that were sold in January 2014 or are expected to be sold in 2014.

[7]
Stabilization of Aimco's redevelopment projects at Lincoln Place, Pacific Bay Vistas and Preserve at Marin will occur in 2014 or 2015 (please refer to Supplemental Schedule 10 to this earnings release). In 2015, these three projects are expected to contribute to AFFO per share $0.06 more than in 2014, and to FFO per share $0.07 more than in 2014.

[8]
Represents change in interest expense from lower average debt balances and lower interest rates in 2013 and anticipated for 2014, offset by lower capitalized interest due to the anticipated completion of redevelopment activities at Lincoln Place, Pacific Bay Vistas, and Preserve at Marin. Interest expense changes from sales and acquisition activities are noted separately on their above referenced lines.

[9]
During 2013, Aimco was repaid in full notes receivable secured by certain properties in the West Harlem area of New York City, resulting in a reduction in expected interest income in 2014. Note that 2013 interest income of $16.7 million includes approximately $5 million of income that, due to its nature, is classified as interest income for GAAP purposes. However, because this income was recognized as part of a property sale, Aimco has included the amount in non-recurring revenues for its guidance comparison and Pro forma FFO reconciliation.

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Earnings Conference Call Information

Live Conference Call:	Conference Call Replay:
Friday, February 7, 2014 at 1:00 p.m. ET	Replay available until 9:00 a.m. ET on February 24, 2014
Domestic Dial-In Number: 1-888-317-6003	Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-6061	International Dial-In Number: 1-412-317-0088
Passcode: 1382736	Passcode: 10039219
Live webcast and replay: http://www.aimco.com/investors/events-presentations/webcasts
Supplemental Information
The full text of this Earnings Release and the Supplemental Information referenced in this release are available on Aimco's website at http://www.aimco.com/investors/financial-reports/quarterly-earning-reports.
Glossary & Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. These measures are defined in the Glossary in the Supplemental Information and, where appropriate, reconciled to the most comparable GAAP measures.
About Aimco
Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the largest markets in the United States. Aimco is one of the country's largest owners and operators of apartments, with 236 communities in 23 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV, and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Contact
Elizabeth Coalson, Vice President Investor Relations
Investor Relations 303-691-4350, investor@aimco.com

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Forward-looking Statements
This Earnings Release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of: first quarter and full year 2014 results, including but not limited to Pro forma FFO and selected components thereof; AFFO; and Aimco's development and redevelopment project investments, timelines and stabilized rents. These forward-looking statements are based on management's judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco's ability to maintain current or meet projected occupancy, rental rates and property operating results; the effect of acquisitions, dispositions, developments and redevelopments; our ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to our development and redevelopment projects; and our ability to comply with debt covenants, including financial coverage ratios.
Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that our earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions, dispositions, developments and redevelopments; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, Aimco's current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on its ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.
Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2012, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.

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Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
REVENUES
Rental and other property revenues	$238,498	$233,617	$939,231	$916,742
Tax credit and asset management revenues	12,364	14,088	34,822	41,769
Total revenues	250,862	247,705	974,053	958,511
OPERATING EXPENSES
Property operating expenses	93,608	93,620	375,672	374,347
Investment management expenses	838	2,563	4,341	12,008
Depreciation and amortization	70,322	80,436	291,910	325,173
Provision for real estate impairment losses	—	—	—	6,235
General and administrative expenses	11,814	12,111	45,708	49,602
Other expense, net	1,125	3,608	7,403	12,130
Total operating expenses	177,707	192,338	725,034	779,495
Operating income	73,155	55,367	249,019	179,016
Interest income	3,174	2,478	16,059	9,890
Recovery of losses on notes receivable, net	2,116	3,943	1,884	3,375
Interest expense	(61,323)	(53,906)	(237,048)	(229,373)
Equity in income (losses) of unconsolidated real estate partnerships	21	(1,609)	926	(4,408)
Gain on dispositions and other, net	7,515	1,257	1,797	21,886
Income (loss) before income taxes and discontinued operations	24,658	7,530	32,637	(19,614)
Income tax benefit	2,146	309	1,959	858
Income (loss) from continuing operations	26,804	7,839	34,596	(18,756)
Income from discontinued operations, net	121,799	89,409	203,229	214,117
Net income	148,603	97,248	237,825	195,361
Noncontrolling interests:
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(16,809)	(22,454)	(12,473)	(51,218)
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership	(1,605)	(1,606)	(6,423)	(6,496)
Net income attributable to common noncontrolling interests in Aimco Operating Partnership	(6,971)	(4,262)	(11,639)	(5,191)
Net income attributable to noncontrolling interests	(25,385)	(28,322)	(30,535)	(62,905)
Net income attributable to Aimco	123,218	68,926	207,290	132,456
Net income attributable to Aimco preferred stockholders	(699)	(752)	(2,804)	(49,888)
Net income attributable to participating securities	(482)	(246)	(813)	(422)
Net income attributable to Aimco common stockholders	$122,037	$67,928	$203,673	$82,146
Weighted average common shares outstanding - basic	145,341	145,035	145,291	134,479
Weighted average common shares outstanding - diluted	145,499	145,035	145,532	134,479
Earnings (loss) per common share - basic and diluted:
Income (loss) from continuing operations attributable to Aimco common stockholders	$0.25	$(0.01)	$0.29	$(0.60)
Income from discontinued operations attributable to Aimco common stockholders	0.59	0.48	1.11	1.21
Net income attributable to Aimco common stockholders	$0.84	$0.47	$1.40	$0.61

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Consolidated Statements of Operations (continued)
Income from Discontinued Operations
Income from discontinued operations consists of the following (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Rental and other property revenues	$6,917	$24,142	$62,152	$140,634
Property operating expenses	(5,224)	(11,815)	(30,695)	(62,781)
Depreciation and amortization	(1,914)	(6,323)	(16,372)	(41,577)
(Provision for) recovery of real estate impairment losses	—	(4,049)	16	(17,452)
Operating (loss) income	(221)	1,955	15,101	18,824
Interest income	27	139	343	568
Interest expense	(1,273)	(5,465)	(13,346)	(29,972)
(Loss) income before gain on dispositions of real estate and income taxes	(1,467)	(3,371)	2,098	(10,580)
Gain on dispositions of real estate	131,805	94,603	212,459	234,530
Income tax expense	(8,539)	(1,823)	(11,328)	(9,833)
Income from discontinued operations, net	$121,799	$89,409	$203,229	$214,117
Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(31,294)	$(15,574)	$(31,842)	$(41,633)
Noncontrolling interests in Aimco Operating Partnership	(4,939)	(4,212)	(9,248)	(10,238)
Total noncontrolling interests	(36,233)	(19,786)	(41,090)	(51,871)
Income from discontinued operations attributable to Aimco	$85,566	$69,623	$162,139	$162,246

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Consolidated Balance Sheets
(in thousands) (unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Buildings and improvements	$6,332,723	$6,014,062
Land	1,881,358	1,857,956
Total real estate	8,214,081	7,872,018
Accumulated depreciation	(2,822,872)	(2,637,057)
Net real estate	5,391,209	5,234,961
Cash and cash equivalents	55,751	84,413
Restricted cash	127,037	145,585
Notes receivable, net	3,145	102,897
Other assets	502,271	543,778
Assets held for sale	—	289,746
Total assets	$6,079,413	$6,401,380
LIABILITIES AND EQUITY
Non-recourse property debt	$4,337,785	$4,413,083
Revolving credit facility borrowings	50,400	—
Total indebtedness	4,388,185	4,413,083
Accounts payable	43,161	30,747
Accrued liabilities and other	287,595	313,611
Deferred income	107,775	127,561
Liabilities related to assets held for sale	—	281,438
Total liabilities	4,826,716	5,166,440
Preferred noncontrolling interests in Aimco Operating Partnership	79,953	80,046
Equity:
Perpetual Preferred Stock	68,114	68,114
Class A Common Stock	1,459	1,456
Additional paid-in capital	3,701,339	3,712,684
Accumulated other comprehensive loss	(4,602)	(3,542)
Distributions in excess of earnings	(2,798,853)	(2,863,287)
Total Aimco equity	967,457	915,425
Noncontrolling interests in consolidated real estate partnerships	233,008	271,065
Common noncontrolling interests in Aimco Operating Partnership	(27,721)	(31,596)
Total equity	1,172,744	1,154,894
Total liabilities and equity	$6,079,413	$6,401,380

12

Supplemental Schedule 1(a)

Funds From Operations								(Page 1 of 2)
Three Months Ended December 31, 2013 Compared to Three Months Ended December 31, 2012
(in thousands, except per share data) (unaudited)
	Three Months Ended December 31, 2013				Three Months Ended December 31, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$189,096	$—	$(7,659)	$181,437	$182,094	$—	$(7,910)	$174,184
Other Conventional	22,983	462	—	23,445	20,147	446	—	20,593
Total Conventional	212,079	462	(7,659)	204,882	202,241	446	(7,910)	194,777
Affordable Same Store	21,893	—	(325)	21,568	21,359	—	(484)	20,875
Other Affordable	4,509	1,078	(1,400)	4,187	9,918	5,653	(9,749)	5,822
Total Affordable	26,402	1,078	(1,725)	25,755	31,277	5,653	(10,233)	26,697
Property management revenues, primarily from affiliates	17	(62)	301	256	99	(80)	456	475
Total rental and other property revenues	238,498	1,478	(9,083)	230,893	233,617	6,019	(17,687)	221,949

Property operating expenses
Conventional Same Store	61,622	—	(2,592)	59,030	60,420	—	(2,816)	57,604
Other Conventional	10,753	158	—	10,911	10,173	161	—	10,334
Total Conventional	72,375	158	(2,592)	69,941	70,593	161	(2,816)	67,938
Affordable Same Store	8,565	—	(129)	8,436	8,497	—	(175)	8,322
Other Affordable	1,855	469	(721)	1,603	4,635	3,619	(5,730)	2,524
Total Affordable	10,420	469	(850)	10,039	13,132	3,619	(5,905)	10,846
Casualties	2,860	—	(83)	2,777	(209)	6	485	282
Property management expenses	7,953	—	97	8,050	10,104	—	193	10,297
Total property operating expenses	93,608	627	(3,428)	90,807	93,620	3,786	(8,043)	89,363
Net real estate operations	144,890	851	(5,655)	140,086	139,997	2,233	(9,644)	132,586

Amortization of deferred tax credit income	7,757	—	—	7,757	7,727	—	—	7,727
Asset management revenues	108	—	1,017	1,125	—	—	353	353
Non-recurring revenues	4,499	—	1,199	5,698	6,361	—	—	6,361
Total tax credit and asset management revenues	12,364	—	2,216	14,580	14,088	—	353	14,441

Investment management expenses	(838)	—	—	(838)	(2,563)	—	—	(2,563)
Depreciation and amortization related to non-real estate assets	(2,503)	—	8	(2,495)	(3,339)	(1)	10	(3,330)
General and administrative expenses	(11,814)	—	37	(11,777)	(12,111)	(2)	89	(12,024)
Other expense, net	(1,125)	(79)	63	(1,141)	(3,608)	(55)	721	(2,942)
Interest income	3,174	—	104	3,278	2,478	1	114	2,593
Recovery of losses on notes receivable	2,116	—	—	2,116	3,943	—	(56)	3,887
Interest expense	(61,323)	(338)	2,116	(59,545)	(53,906)	(1,282)	(2,007)	(57,195)
Gain on dispositions and other, net of non-FFO items	9,229	407	(7,552)	2,084	—	—	—	—
Income tax benefit	2,698	—	—	2,698	287	—	—	287
Discontinued operations, net of non-FFO items	764	—	(120)	644	7,459	—	(1,208)	6,251
Preferred dividends and distributions	(2,304)	—	—	(2,304)	(2,315)	—	—	(2,315)
Preferred redemption related amounts	—	—	—	—	(43)	—	—	(43)
Common noncontrolling interests in Aimco Operating Partnership	(4,695)	—	—	(4,695)	(4,440)	—	—	(4,440)
Amounts allocated to participating securities	(325)	—	—	(325)	(271)	—	—	(271)
Funds From Operations	$90,308	$841	$(8,783)	$82,366	$85,656	$894	$(11,628)	$74,922
Preferred stock redemption related amounts	—	—	—	—	43	—	—	43
Common noncontrolling interests in Aimco Operating Partnership	—	—	—	—	36	—	—	36
Pro forma Funds From Operations	$90,308	$841	$(8,783)	$82,366	$85,735	$894	$(11,628)	$75,001

	Weighted average shares - diluted			145,499	Weighted average shares - diluted			145,177
	Funds From Operations			$0.57	Funds From Operations			$0.52
	Pro forma Funds From Operations			$0.57	Pro forma Funds From Operations			$0.52

13

Supplemental Schedule 1(a) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP								(Page 2 of 2)
Three Months Ended December 31, 2013 Compared to Three Months Ended December 31, 2012
(in thousands) (unaudited)
	Three Months Ended December 31, 2013				Three Months Ended December 31, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro forma Funds From Operations	$90,308	$841	$(8,783)	$82,366	$85,735	$894	$(11,628)	$75,001
Adjustments related to continuing operations:
Depreciation and amortization	(70,322)	(413)	2,420	(68,315)	(80,436)	(2,138)	5,672	(76,902)
Depreciation and amortization related to non-real estate assets	2,503	—	(8)	2,495	3,339	1	(10)	3,330
(Loss) gain on dispositions and other, net	(2,008)	(407)	22,496	20,081	1,655	1,455	(2,947)	163
Provision for impairment losses on depreciable real estate assets	—	—	—	—	(382)	(1,821)	839	(1,364)
Adjustments related to discontinued operations:
Gain on dispositions of real estate, net of tax	122,537	—	(33,213)	89,324	92,289	—	(16,808)	75,481
Provision for impairment losses on depreciable real estate assets	—	—	—	—	(4,049)	—	1,235	(2,814)
Depreciation and amortization related to real estate	(1,760)	—	279	(1,481)	(6,284)	—	1,193	(5,091)
Total adjustments	$50,950	$(820)	$(8,026)	$42,104	$6,132	$(2,503)	$(10,826)	$(7,197)
Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	(2,276)	—	—	(2,276)	142	—	—	142
Amounts allocable to participating securities	(157)	—	—	(157)	25	—	—	25
Preferred stock redemption related amounts	—	—	—	—	(43)	—	—	(43)
Equity in earnings (losses) of unconsolidated real estate partnerships	21	(21)	—	—	(1,609)	1,609	—	—
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(16,809)	—	16,809	—	(22,454)	—	22,454	—
Net income attributable to Aimco common stockholders	$122,037	$—	$—	$122,037	$67,928	$—	$—	$67,928

14

Supplemental Schedule 1(b)

Funds From Operations								(Page 1 of 2)
Year Ended December 31, 2013 Compared to Year Ended December 31, 2012
(in thousands, except per share data) (unaudited)
	Year Ended December 31, 2013				Year Ended December 31, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$747,478	$—	$(31,395)	$716,083	$715,845	$—	$(32,765)	$683,080
Other Conventional	86,624	1,896	—	88,520	75,319	5,400	(1,375)	79,344
Total Conventional	834,102	1,896	(31,395)	804,603	791,164	5,400	(34,140)	762,424
Affordable Same Store	87,047	—	(1,805)	85,242	85,522	—	(1,908)	83,614
Other Affordable	18,007	4,677	(5,560)	17,124	39,576	23,251	(39,104)	23,723
Total Affordable	105,054	4,677	(7,365)	102,366	125,098	23,251	(41,012)	107,337
Property management revenues, primarily from affiliates	75	(275)	1,269	1,069	480	(484)	1,963	1,959
Total rental and other property revenues	939,231	6,298	(37,491)	908,038	916,742	28,167	(73,189)	871,720

Property operating expenses
Conventional Same Store	253,696	—	(11,001)	242,695	246,114	—	(11,723)	234,391
Other Conventional	41,475	525	—	42,000	38,044	2,850	(482)	40,412
Total Conventional	295,171	525	(11,001)	284,695	284,158	2,850	(12,205)	274,803
Affordable Same Store	34,737	—	(645)	34,092	33,697	—	(728)	32,969
Other Affordable	8,277	2,169	(2,923)	7,523	19,053	15,079	(23,626)	10,506
Total Affordable	43,014	2,169	(3,568)	41,615	52,750	15,079	(24,354)	43,475
Casualties	6,743	(6)	(129)	6,608	1,509	10	547	2,066
Property management expenses	30,744	—	(88)	30,656	35,930	—	45	35,975
Total property operating expenses	375,672	2,688	(14,786)	363,574	374,347	17,939	(35,967)	356,319
Net real estate operations	563,559	3,610	(22,705)	544,464	542,395	10,228	(37,222)	515,401

Amortization of deferred tax credit income	29,457	—	—	29,457	29,619	—	—	29,619
Asset management revenues	286	—	1,581	1,867	100	—	4,559	4,659
Non-recurring revenues	5,079	—	1,199	6,278	12,050	—	2	12,052
Total tax credit and asset management revenues	34,822	—	2,780	37,602	41,769	—	4,561	46,330

Investment management expenses	(4,341)	—	—	(4,341)	(12,008)	—	—	(12,008)
Depreciation and amortization related to non-real estate assets	(11,307)	—	34	(11,273)	(13,046)	(1)	47	(13,000)
General and administrative expenses	(45,708)	(1)	161	(45,548)	(49,602)	(8)	466	(49,144)
Other expense, net	(7,403)	(368)	180	(7,591)	(12,130)	(45)	2,604	(9,571)
Interest income	16,059	314	315	16,688	9,890	18	483	10,391
Recovery of losses on notes receivable	1,884	—	(58)	1,826	3,375	—	(706)	2,669
Interest expense	(237,048)	(1,508)	9,201	(229,355)	(229,373)	(5,931)	3,826	(231,478)
Gain on disposition of non-depreciable assets and other	9,946	1,788	(8,484)	3,250	2	—	—	2
Income tax benefit	2,591	—	—	2,591	1,247	—	—	1,247
Discontinued operations, net of non-FFO items	18,869	—	(2,756)	16,113	49,266	—	(12,020)	37,246
Preferred dividends and distributions	(9,227)	—	—	(9,227)	(33,758)	—	—	(33,758)
Preferred redemption related amounts	—	—	—	—	(22,626)	—	—	(22,626)
Common noncontrolling interests in Aimco Operating Partnership	(16,985)	—	—	(16,985)	(14,318)	—	—	(14,318)
Amounts allocated to participating securities	(1,190)	—	—	(1,190)	(925)	—	—	(925)
Funds From Operations	$314,521	$3,835	$(21,332)	$297,024	$260,158	$4,261	$(37,961)	$226,458
Preferred stock redemption related amounts	—	—	—	—	22,626	—	—	22,626
Common noncontrolling interests in Aimco Operating Partnership	—	—	—	—	(1,341)	—	—	(1,341)
Amounts allocated to participating securities	—	—	—	—	(87)	—	—	(87)
Pro forma Funds From Operations	$314,521	$3,835	$(21,332)	$297,024	$281,356	$4,261	$(37,961)	$247,656

	Weighted average shares - diluted			145,532	Weighted average shares - diluted			134,743
	Funds From Operations			$2.04	Funds From Operations			$1.68
	Pro forma Funds From Operations			$2.04	Pro forma Funds From Operations			$1.84

15

Supplemental Schedule 1(b) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP								(Page 2 of 2)
Year Ended December 31, 2013 Compared to Year Ended December 31, 2012
(in thousands) (unaudited)
	Year Ended December 31, 2013				Year Ended December 31, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro forma Funds From Operations	$314,521	$3,835	$(21,332)	$297,024	$281,356	$4,261	$(37,961)	$247,656
Adjustments related to continuing operations:
Depreciation and amortization	(291,910)	(1,123)	10,798	(282,235)	(325,173)	(8,266)	23,392	(310,047)
Depreciation and amortization related to non-real estate assets	11,307	—	(34)	11,273	13,046	1	(47)	13,000
(Loss) gain on dispositions of and impairments related to unconsolidated entities and other, net of tax	(6,933)	(1,786)	28,040	19,321	21,848	4,325	(10,774)	15,399
Provision for impairment losses on depreciable assets	—	—	—	—	(6,792)	(4,729)	4,258	(7,263)
Adjustments related to discontinued operations:
Gain on dispositions of real estate, net of tax	197,878	—	(32,817)	165,061	223,794	—	(38,687)	185,107
Recoveries of (provision for) operating real estate impairment losses	16	—	839	855	(17,452)	—	2,935	(14,517)
Depreciation and amortization related to real estate	(15,382)	—	2,033	(13,349)	(41,287)	—	5,666	(35,621)
Total adjustments	$(105,024)	$(2,909)	$8,859	$(99,074)	$(132,016)	$(8,669)	$(13,257)	$(153,942)
Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	5,346	—	—	5,346	10,468	—	—	10,468
Amounts allocable to participating securities	377	—	—	377	590	—	—	590
Preferred stock redemption related amounts	—	—	—	—	(22,626)	—	—	(22,626)
Equity in earnings (losses) of unconsolidated real estate partnerships	926	(926)	—	—	(4,408)	4,408	—	—
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(12,473)	—	12,473	—	(51,218)	—	51,218	—
Net income attributable to Aimco common stockholders	$203,673	$—	$—	$203,673	$82,146	$—	$—	$82,146

16

Supplemental Schedule 2

Portfolio Summary
As of December 31, 2013
(unaudited)
	Number of Properties	Number of Apartment Homes	Effective Apartment Homes	Average Ownership
Real Estate Portfolio:
Conventional Same Store	122	45,140	43,884	97%
Conventional Redevelopment	4	1,502	1,502	100%
Conventional Acquisition	6	748	748	100%
Other Conventional	30	3,096	3,026	98%
Total Conventional portfolio	162	50,486	49,160	97%

Affordable Same Store [1]	46	7,424	7,424	100%
Other Affordable [2]	28	2,643	1,355	51%
Total Affordable portfolio	74	10,067	8,779	87%
Total Real Estate portfolio	236	60,553	57,939	96%

[1] Represents Aimco's portfolio of Affordable Properties redeveloped with Low Income Housing Tax Credits, generally between
2005 and 2009. Aimco expects to sell these properties as the tax credit compliance periods expire with the majority of sales expected to occur from 2015 to 2019.
[2] Represents Aimco's portfolio of Affordable Properties that are not subject to tax credit agreements and/or are owned in part by
Aimco, but managed by a third-party. Aimco sold one of these properties during January 2014, and expects to sell another
15 of these properties during 2014.

17

Supplemental Schedule 3

Net Asset Value Supplemental Information			(Page 1 of 2)
(in thousands) (unaudited)
One measure of stockholder value is Net Asset Value (NAV), which is the estimated fair value of assets, net of liabilities and preferred equity. The information provided below is intended to assist users of Aimco’s financial information in making their own estimates of Aimco’s NAV. See the following page for notes to the Supplemental Information provided below.

Trailing Twelve Month Net Operating Income Data [1]

	Proportionate Property Net Operating Income
	Conventional	Affordable	Total
Rental and other property revenues	$804,603	$102,366	$906,969
Property operating expenses	(284,695)	(41,615)	(326,310)
Property NOI	$519,908	$60,751	$580,659

Proportionate Balance Sheet Data
As of December 31, 2013
	Consolidated GAAP Balance Sheet	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Balance Sheet
ASSETS
Real estate	$8,214,081	$51,811	$(294,838)	$7,971,054
Accumulated depreciation	(2,822,872)	(9,052)	101,851	(2,730,073)
Net real estate [2]	5,391,209	42,759	(192,987)	5,240,981
Cash and cash equivalents	55,751	261	(13,857)	42,155
Restricted cash	127,037	1,443	(3,164)	125,316
Notes receivable, net	3,145	—	(87)	3,058
Investment in unconsolidated real estate partnerships	16,930	(16,930)	—	—
Deferred financing costs, net	36,641	210	(667)	36,184
Goodwill	48,998	—	—	48,998
Other assets	399,702	1,380	(147,437)	253,645
Total assets	$6,079,413	$29,123	$(358,199)	$5,750,337
LIABILITIES AND EQUITY
Non-recourse property debt	$4,337,785	$25,991	$(168,127)	$4,195,649
Revolving credit facility borrowings	50,400	—	—	50,400
Deferred income [3]	107,775	16	—	107,791
Other liabilities	330,756	3,116	(131,688)	202,184
Total liabilities	4,826,716	29,123	(299,815)	4,556,024
Preferred noncontrolling interests in Aimco Operating Partnership	79,953	—	—	79,953
Perpetual preferred stock	68,114	—	—	68,114
Other Aimco equity	899,343	—	174,624	1,073,967
Noncontrolling interests in consolidated real estate partnerships	233,008	—	(233,008)	—
Common noncontrolling interests in Aimco Operating Partnership	(27,721)	—	—	(27,721)
Total liabilities and equity	$6,079,413	$29,123	$(358,199)	$5,750,337

18

Supplemental Schedule 3 (continued)

Net Asset Value Supplemental Information	(Page 2 of 2)

[1]
Refer to the Glossary for the definition of Proportionate Property Net Operating Income. Refer to Supplemental Schedule 1(b) for a reconciliation of the trailing twelve month amounts in this table to the corresponding amounts computed in accordance with GAAP.

[2]
Net real estate includes three properties, Lincoln Place, Pacific Bay Vistas and The Preserve at Marin, which are in varying stages of significant redevelopment. Refer to Supplemental Schedule 10 for further information about these redevelopment projects.

[3]
Deferred income includes $65.3 million of unamortized cash contributions received by Aimco in exchange for the allocation of tax credits and related tax benefits to the investors in tax credit arrangements. These cash contributions are deferred upon receipt and amortized into earnings in future periods as Aimco delivers the tax credits and related benefits to the investors.

Under existing tax credit agreements, Aimco will receive additional cash contributions of $31.1 million, which when received will be deferred and amortized into earnings in future periods. Projected amortization of deferred tax credit contributions received and to be received, as well as the estimated income taxes thereon, are presented below. Deferred income and the future earnings associated with the deferred income are excluded from Aimco’s internal estimates of NAV.

Income to be recognized in future periods:
		December 31, 2013
Deferred tax credit income balance		$65,306
Cash contributions to be received in the future		31,085
Total to be amortized		$96,391

Amortization schedule:
	Amortization of Deferred Income	Estimated Income Taxes	Projected Income, net of tax
2014	25,980	(10,132)	15,848
2015	22,488	(8,770)	13,718
2016	17,153	(6,690)	10,463
2017	13,525	(5,275)	8,250
2018	6,518	(2,542)	3,976
Thereafter	10,727	(4,184)	6,543
Total	$96,391	$(37,593)	$58,798

19

Supplemental Schedule 4

Non-Recourse Property Debt Information					(Page 1 of 2)
As of December 31, 2013
(dollars in thousands) (unaudited)

Non-Recourse Property Debt Balances and Characteristics
Debt	Consolidated	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Total Aimco Share	Weighted Average Maturity (years)	Weighted Average Rate
Conventional Portfolio:
Fixed rate loans payable [1]	$3,882,705	$8,288	$(155,320)	$3,735,673	7.7	5.49%
Floating rate tax-exempt bonds	59,205	—	(45)	59,160	5.7	0.11%
Total Conventional portfolio	3,941,910	8,288	(155,365)	3,794,833	7.6	5.41%

Affordable Portfolio:
Fixed rate loans payable	224,436	17,703	(5,492)	236,647	13.3	5.00%
Floating rate loans payable	13,099	—	(7,270)	5,829	2.0	2.92%
Total property loans payable	237,535	17,703	(12,762)	242,476	12.6	4.89%

Fixed rate tax-exempt bonds	85,634	—	—	85,634	24.9	4.87%
Floating rate tax-exempt bonds	72,706	—	—	72,706	2.9	1.89%
Total property tax-exempt bond financing	158,340	—	—	158,340	14.8	3.50%
Total Affordable portfolio	395,875	17,703	(12,762)	400,816	13.5	4.33%
Total non-recourse property debt	$4,337,785	$25,991	$(168,127)	$4,195,649	8.2	5.31%

[1]
In 2011, $673.8 million of fixed rate loans payable were securitized and Aimco purchased for $51.5 million the first loss and two mezzanine positions in the trust that holds these loans. The investments, which have a face value of $100.9 million, are included in Other Assets on Aimco’s consolidated balance sheet.

Aimco Share Non-Recourse Property Debt

	Amount	% of Total
Fixed rate property debt	$4,057,954	96.8%
Floating rate tax-exempt bonds	131,866	3.1%
Floating rate loans payable	5,829	0.1%
Total	$4,195,649	100.0%

	Amortization	Maturities		Total	Maturities as a Percent of Total Debt		Average Rate on Maturing Debt
2014 Q1	$20,393	$6,349		$26,742	0.15%		5.38%
2014 Q2	21,070	—		21,070	—		—
2014 Q3	20,559	53,846		74,405	1.28%		5.26%
2014 Q4	21,353	20,650		42,003	0.49%		3.80%
Total 2014	83,375	80,845		164,220	1.93%		4.89%

2015 Q1	20,769	164		20,933	—		1.00%
2015 Q2	21,511	3,944		25,455	0.09%		5.91%
2015 Q3	20,621	132,607		153,228	3.16%		4.55%
2015 Q4	20,893	42,371		63,264	1.01%		5.72%
Total 2015	83,794	179,086		262,880	4.27%		4.86%

2016	81,965	405,081		487,046	9.65%		5.01%
2017	75,626	398,320		473,946	9.49%		5.91%
2018	71,684	185,732		257,416	4.43%		4.42%
2019	65,833	538,541		604,374	12.84%		5.63%
2020	57,391	373,658		431,049	8.91%		6.36%
2021	37,862	718,283	[1]	756,145	17.12%	[1]	5.62%
2022	25,908	175,556		201,464	4.18%		5.16%
2023	11,103	52,551		63,654	1.25%		5.11%
2024	10,585	26,675		37,260	0.64%		4.38%
Thereafter	366,649	89,546		456,195	2.13%		3.43%
Total	$971,775	$3,223,874		$4,195,649

[1]
2021 maturities include property loans that will repay Aimco’s first loss and mezzanine positions in the securitization. Because Aimco holds these investments, the net effective maturities exposure for 2021 is $617.4 million, or 15.1% of maturities as a percentage of total debt.

20

Supplemental Schedule 4 (continued)

(page 2 of 2)
2013 Property Loan Closings (Aimco Share)

Original Loan Maturity Year	Loan Amount Refinanced	New Loan Amount	Net Proceeds	Prior Rate	New Rate
2013	$26.8	$31.0	$3.8	5.45%	4.06%
2014	6.3	12.0	5.5	5.38%	4.00%
New loans	—	66.1	65.3	—	4.48%
Acquisition [1]	—	14.7	14.5	—	4.18%
Totals	$33.1	$123.8	$89.1	5.44%	4.29%

[1] Acquisition loans exclude loans assumed in connection with the acquisition of apartment communities. Refer to Supplemental Schedule 8 for information regarding any property loans assumed in connection with acquisitions during the period.

Debt Ratios

		Trailing Twelve Months	Annualized Quarter
Debt to EBITDA		7.1x	6.9x

Debt and Preferred Equity to EBITDA		7.3x	7.2x

EBITDA Coverage of Interest		2.6x	2.7x

EBITDA Coverage of Interest and Preferred Dividends		2.5x	2.6x

Revolving Line of Credit Debt Coverage Covenants

		Amount	Covenant
Debt Service Coverage Ratio		1.77x	1.50x

Fixed Charge Coverage Ratio		1.72x	1.30x

Credit Ratings

Fitch Ratings	Issuer Default Rating		BB+ (positive)
Standard and Poor’s	Corporate Credit Rating		BB+ (stable)

21

Supplemental Schedule 5

Share Data
(in thousands) (unaudited)

Preferred Securities

	Shares/Units Outstanding as of December 31, 2013	Date First Available for Redemption by Aimco	Coupon	Amount
Perpetual Preferred Stock:
Class Z	1,274	7/29/2016	7.000%	$31,856
Series A Community Reinvestment Act	—	6/30/2011	1.500%	37,000
Total perpetual preferred stock			4.045%	68,856

Preferred Partnership Units	2,926		8.113%	79,141
Total preferred securities			6.220%	$147,997

Common Stock, Partnership Units and Equivalents

		Three Months Ended		Year Ended
	As of	December 31, 2013		December 31, 2013
	December 31, 2013	EPS	FFO/AFFO	EPS	FFO/AFFO
Class A Common Stock outstanding	145,342	145,341	145,341	145,291	145,291
Dilutive securities:
Options and restricted stock	321	158	158	241	241
Total shares and dilutive share equivalents	145,663	145,499	145,499	145,532	145,532
Common Partnership Units and equivalents	7,920
Total shares, units and dilutive share equivalents	153,583

22

Supplemental Schedule 6(a)

Conventional Same Store Operating Results
Fourth Quarter 2013 Compared to Fourth Quarter 2012
(in thousands, except site, home and per home data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Effective Apartment Home
	Properties	Apartment Homes	Effective Apartment Homes	4Q 2013	4Q 2012	Growth	4Q 2013	4Q 2012	Growth	4Q 2013	4Q 2012	Growth	4Q 2013	4Q 2013	4Q 2012	4Q 2013	4Q 2012
Target Markets
Los Angeles	12	3,552	2,901	$19,671	$18,772	4.8%	$5,146	$5,545	(7.2)%	$14,525	$13,227	9.8%	73.8%	95.5%	96.0%	$2,367	$2,247
Orange County	3	1,017	1,017	5,745	5,481	4.8%	1,596	1,593	0.2%	4,149	3,888	6.7%	72.2%	95.8%	95.0%	1,966	1,892
San Diego	5	1,948	1,948	8,569	8,233	4.1%	2,327	2,248	3.5%	6,242	5,985	4.3%	72.8%	95.6%	95.5%	1,534	1,475
Southern CA Total	20	6,517	5,866	33,985	32,486	4.6%	9,069	9,386	(3.4)%	24,916	23,100	7.9%	73.3%	95.6%	95.7%	2,021	1,930
East Bay	1	246	246	1,382	1,295	6.7%	431	432	(0.2)%	951	863	10.2%	68.8%	96.1%	95.5%	1,947	1,836
San Jose	1	224	224	1,258	1,211	3.9%	456	414	10.1%	802	797	0.6%	63.8%	96.1%	96.1%	1,948	1,875
San Francisco	5	774	774	4,869	4,510	8.0%	1,549	1,502	3.1%	3,320	3,008	10.4%	68.2%	95.8%	96.0%	2,188	2,022
Northern CA Total	7	1,244	1,244	7,509	7,016	7.0%	2,436	2,348	3.7%	5,073	4,668	8.7%	67.6%	96.0%	96.0%	2,097	1,959

Seattle	1	104	104	475	456	4.2%	210	183	14.8%	265	273	(2.9)%	55.8%	94.8%	98.6%	1,607	1,483
Pacific Total	28	7,865	7,214	41,969	39,958	5.0%	11,715	11,917	(1.7)%	30,254	28,041	7.9%	72.1%	95.6%	95.8%	2,028	1,928

Suburban New York - New Jersey	2	1,162	1,162	5,046	4,808	5.0%	1,631	1,639	(0.5)%	3,415	3,169	7.8%	67.7%	96.1%	94.6%	1,506	1,457
Washington - NoVa - MD	14	6,547	6,519	28,050	27,545	1.8%	8,432	8,434	0.0%	19,618	19,111	2.7%	69.9%	95.1%	95.3%	1,508	1,477
Boston	11	4,129	4,129	16,292	15,895	2.5%	5,883	5,653	4.1%	10,409	10,242	1.6%	63.9%	95.2%	95.2%	1,382	1,348
Philadelphia	5	2,579	2,500	10,982	11,016	(0.3)%	3,678	3,545	3.8%	7,304	7,471	(2.2)%	66.5%	95.1%	96.0%	1,540	1,530
Northeast Total	32	14,417	14,310	60,370	59,264	1.9%	19,624	19,271	1.8%	40,746	39,993	1.9%	67.5%	95.2%	95.3%	1,477	1,448

Miami	5	2,471	2,460	14,876	13,800	7.8%	4,938	4,740	4.2%	9,938	9,060	9.7%	66.8%	97.5%	97.0%	2,068	1,928
Orlando	1	368	368	1,175	1,076	9.2%	422	416	1.4%	753	660	14.1%	64.1%	97.2%	94.8%	1,095	1,028
Palm Beach - Fort Lauderdale	1	404	404	1,225	1,129	8.5%	596	573	4.0%	629	556	13.1%	51.3%	97.8%	94.7%	1,034	984
Jacksonville	4	1,643	1,643	4,499	4,353	3.4%	2,019	1,963	2.9%	2,480	2,390	3.8%	55.1%	95.0%	94.7%	961	933
Florida Total	11	4,886	4,875	21,775	20,358	7.0%	7,975	7,692	3.7%	13,800	12,666	9.0%	63.4%	96.7%	95.9%	1,540	1,452

Houston	3	1,143	1,081	2,941	2,711	8.5%	1,136	1,138	(0.2)%	1,805	1,573	14.7%	61.4%	96.5%	93.5%	940	894
Denver	8	2,177	2,104	7,312	6,979	4.8%	2,059	1,986	3.7%	5,253	4,993	5.2%	71.8%	96.4%	95.4%	1,202	1,159
Phoenix	4	886	742	1,947	1,907	2.1%	655	693	(5.5)%	1,292	1,214	6.4%	66.4%	93.8%	96.3%	934	890
Atlanta	5	1,295	1,281	4,291	4,057	5.8%	1,452	1,717	(15.4)%	2,839	2,340	21.3%	66.2%	96.5%	94.8%	1,156	1,113
Sunbelt Total	31	10,387	10,083	38,266	36,012	6.3%	13,277	13,226	0.4%	24,989	22,786	9.7%	65.3%	96.3%	95.4%	1,313	1,248

Chicago	10	3,245	3,245	14,161	13,294	6.5%	4,545	4,345	4.6%	9,616	8,949	7.5%	67.9%	95.9%	96.0%	1,517	1,434

Total Target Markets	101	35,914	34,852	154,766	148,528	4.2%	49,161	48,759	0.8%	105,605	99,769	5.8%	68.2%	95.7%	95.5%	1,547	1,489

Other
Baltimore	5	1,180	1,066	3,978	3,917	1.6%	1,363	1,395	(2.3)%	2,615	2,522	3.7%	65.7%	93.5%	94.2%	1,330	1,300
Nashville	4	1,114	1,114	3,534	3,384	4.4%	1,410	1,300	8.5%	2,124	2,084	1.9%	60.1%	95.2%	94.8%	1,111	1,068
Norfolk - Richmond	6	1,643	1,564	4,908	4,955	(0.9)%	1,580	1,532	3.1%	3,328	3,423	(2.8)%	67.8%	94.8%	95.9%	1,102	1,101
Other Markets	6	5,289	5,288	14,038	13,862	1.3%	5,622	5,652	(0.5)%	8,416	8,210	2.5%	60.0%	95.2%	93.9%	929	930

Total Other	21	9,226	9,032	26,458	26,118	1.3%	9,975	9,879	1.0%	16,483	16,239	1.5%	62.3%	94.9%	94.4%	1,028	1,021

Grand Total	122	45,140	43,884	$181,224	$174,646	3.8%	$59,136	$58,638	0.8%	$122,088	$116,008	5.2%	67.4%	95.5%	95.3%	$1,441	$1,393

23

Supplemental Schedule 6(b)

Conventional Same Store Operating Results
Fourth Quarter 2013 Compared to Third Quarter 2013
(in thousands, except site, home and per home data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Effective Apartment Home
	Properties	Apartment Homes	Effective Apartment Homes	4Q 2013	3Q 2013	Growth	4Q 2013	3Q 2013	Growth	4Q 2013	3Q 2013	Growth	4Q 2013	4Q 2013	3Q 2013	4Q 2013	3Q 2013
Target Markets
Los Angeles	12	3,552	2,901	$19,671	$19,505	0.9%	$5,146	$5,661	(9.1)%	$14,525	$13,844	4.9%	73.8%	95.5%	95.7%	$2,367	$2,343
Orange County	3	1,017	1,017	5,745	5,811	(1.1)%	1,596	1,742	(8.4)%	4,149	4,069	2.0%	72.2%	95.8%	96.9%	1,966	1,966
San Diego	5	1,948	1,948	8,569	8,551	0.2%	2,327	2,468	(5.7)%	6,242	6,083	2.6%	72.8%	95.6%	96.4%	1,534	1,518
Southern CA Total	20	6,517	5,866	33,985	33,867	0.3%	9,069	9,871	(8.1)%	24,916	23,996	3.8%	73.3%	95.6%	96.1%	2,021	2,003
East Bay	1	246	246	1,382	1,362	1.5%	431	456	(5.5)%	951	906	5.0%	68.8%	96.1%	98.2%	1,947	1,880
San Jose	1	224	224	1,258	1,267	(0.7)%	456	399	14.3%	802	868	(7.6)%	63.8%	96.1%	98.1%	1,948	1,922
San Francisco	5	774	774	4,869	4,850	0.4%	1,549	1,449	6.9%	3,320	3,401	(2.4)%	68.2%	95.8%	96.9%	2,188	2,155
Northern CA Total	7	1,244	1,244	7,509	7,479	0.4%	2,436	2,304	5.7%	5,073	5,175	(2.0)%	67.6%	96.0%	97.4%	2,097	2,058

Seattle	1	104	104	475	473	0.4%	210	213	(1.4)%	265	260	1.9%	55.8%	94.8%	94.9%	1,607	1,598
Pacific Total	28	7,865	7,214	41,969	41,819	0.4%	11,715	12,388	(5.4)%	30,254	29,431	2.8%	72.1%	95.6%	96.3%	2,028	2,007

Suburban New York - New Jersey	2	1,162	1,162	5,046	4,893	3.1%	1,631	1,750	(6.8)%	3,415	3,143	8.7%	67.7%	96.1%	95.2%	1,506	1,474
Washington - NoVa - MD	14	6,547	6,519	28,050	28,305	(0.9)%	8,432	9,357	(9.9)%	19,618	18,948	3.5%	69.9%	95.1%	95.3%	1,508	1,519
Boston	11	4,129	4,129	16,292	16,330	(0.2)%	5,883	5,804	1.4%	10,409	10,526	(1.1)%	63.9%	95.2%	95.5%	1,382	1,380
Philadelphia	5	2,579	2,500	10,982	11,053	(0.6)%	3,678	3,888	(5.4)%	7,304	7,165	1.9%	66.5%	95.1%	92.9%	1,540	1,587
Northeast Total	32	14,417	14,310	60,370	60,581	(0.3)%	19,624	20,799	(5.6)%	40,746	39,782	2.4%	67.5%	95.2%	94.9%	1,477	1,486

Miami	5	2,471	2,460	14,876	14,591	2.0%	4,938	4,421	11.7%	9,938	10,170	(2.3)%	66.8%	97.5%	96.8%	2,068	2,042
Orlando	1	368	368	1,175	1,152	2.0%	422	405	4.2%	753	747	0.8%	64.1%	97.2%	95.7%	1,095	1,090
Palm Beach - Fort Lauderdale	1	404	404	1,225	1,191	2.9%	596	526	13.3%	629	665	(5.4)%	51.3%	97.8%	97.1%	1,034	1,012
Jacksonville	4	1,643	1,643	4,499	4,515	(0.4)%	2,019	2,020	0.0%	2,480	2,495	(0.6)%	55.1%	95.0%	94.6%	961	968
Florida Total	11	4,886	4,875	21,775	21,449	1.5%	7,975	7,372	8.2%	13,800	14,077	(2.0)%	63.4%	96.7%	96.0%	1,540	1,527

Houston	3	1,143	1,081	2,941	2,869	2.5%	1,136	1,196	(5.0)%	1,805	1,673	7.9%	61.4%	96.5%	94.5%	940	936
Denver	8	2,177	2,104	7,312	7,293	0.3%	2,059	2,070	(0.5)%	5,253	5,223	0.6%	71.8%	96.4%	95.4%	1,202	1,211
Phoenix	4	886	742	1,947	1,966	(1.0)%	655	740	(11.5)%	1,292	1,226	5.4%	66.4%	93.8%	95.6%	934	924
Atlanta	5	1,295	1,281	4,291	4,233	1.4%	1,452	1,589	(8.6)%	2,839	2,644	7.4%	66.2%	96.5%	96.3%	1,156	1,143
Sunbelt Total	31	10,387	10,083	38,266	37,810	1.2%	13,277	12,967	2.4%	24,989	24,843	0.6%	65.3%	96.3%	95.7%	1,313	1,306

Chicago	10	3,245	3,245	14,161	13,847	2.3%	4,545	4,649	(2.2)%	9,616	9,198	4.5%	67.9%	95.9%	95.6%	1,517	1,491

Total Target Markets	101	35,914	34,852	154,766	154,057	0.5%	49,161	50,803	(3.2)%	105,605	103,254	2.3%	68.2%	95.7%	95.5%	1,547	1,543

Other
Baltimore	5	1,180	1,066	3,978	3,816	4.2%	1,363	1,578	(13.6)%	2,615	2,238	16.8%	65.7%	93.5%	91.0%	1,330	1,312
Nashville	4	1,114	1,114	3,534	3,598	(1.8)%	1,410	1,448	(2.6)%	2,124	2,150	(1.2)%	60.1%	95.2%	96.4%	1,111	1,117
Norfolk - Richmond	6	1,643	1,564	4,908	4,972	(1.3)%	1,580	1,666	(5.2)%	3,328	3,306	0.7%	67.8%	94.8%	94.7%	1,102	1,119
Other Markets	6	5,289	5,288	14,038	14,180	(1.0)%	5,622	5,895	(4.6)%	8,416	8,285	1.6%	60.0%	95.2%	94.9%	929	941

Total Other	21	9,226	9,032	26,458	26,566	(0.4)%	9,975	10,587	(5.8)%	16,483	15,979	3.2%	62.3%	94.9%	94.6%	1,028	1,036

Grand Total	122	45,140	43,884	$181,224	$180,623	0.3%	$59,136	$61,390	(3.7)%	$122,088	$119,233	2.4%	67.4%	95.5%	95.3%	$1,441	$1,440

24

Supplemental Schedule 6(c)

Conventional Same Store Operating Results
Year Ended December 31, 2013 Compared to Year Ended December 31, 2012
(in thousands, except site, home and per home data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Effective Apartment Home
	Properties	Apartment Homes	Effective Apartment Homes	YTD 4Q 2013	YTD 4Q 2012	Growth	YTD 4Q 2013	YTD 4Q 2012	Growth	YTD 4Q 2013	YTD 4Q 2012	Growth	YTD 4Q 2013	YTD 4Q 2013	YTD 4Q 2012	YTD 4Q 2013	YTD 4Q 2012
Target Markets
Los Angeles	12	3,552	2,901	$77,264	$73,702	4.8%	$22,453	$21,552	4.2%	$54,811	$52,150	5.1%	70.9%	95.6%	95.7%	$2,323	$2,212
Orange County	3	1,017	1,017	22,789	21,713	5.0%	6,729	6,481	3.8%	16,060	15,232	5.4%	70.5%	96.0%	96.0%	1,945	1,852
San Diego	5	1,948	1,948	33,622	32,587	3.2%	9,418	9,339	0.8%	24,204	23,248	4.1%	72.0%	95.8%	95.4%	1,502	1,461
Southern CA Total	20	6,517	5,866	133,675	128,002	4.4%	38,600	37,372	3.3%	95,075	90,630	4.9%	71.1%	95.7%	95.7%	1,984	1,901
East Bay	1	246	246	5,369	5,017	7.0%	1,826	1,805	1.2%	3,543	3,212	10.3%	66.0%	96.8%	96.3%	1,879	1,765
San Jose	1	224	224	4,955	4,677	5.9%	1,696	1,638	3.5%	3,259	3,039	7.2%	65.8%	96.6%	96.7%	1,908	1,800
San Francisco	5	774	774	19,025	17,264	10.2%	5,836	5,807	0.5%	13,189	11,457	15.1%	69.3%	96.4%	96.4%	2,124	1,927
Northern CA Total	7	1,244	1,244	29,349	26,958	8.9%	9,358	9,250	1.2%	19,991	17,708	12.9%	68.1%	96.5%	96.4%	2,036	1,872

Seattle	1	104	104	1,885	1,781	5.8%	846	722	17.2%	1,039	1,059	(1.9)%	55.1%	95.3%	97.7%	1,584	1,460
Pacific Total	28	7,865	7,214	164,909	156,741	5.2%	48,804	47,344	3.1%	116,105	109,397	6.1%	70.4%	95.9%	95.9%	1,988	1,889

Suburban New York - New Jersey	2	1,162	1,162	19,664	18,991	3.5%	6,918	6,822	1.4%	12,746	12,169	4.7%	64.8%	95.6%	96.1%	1,476	1,417
Washington - NoVa - MD	14	6,547	6,519	112,790	109,522	3.0%	35,253	33,891	4.0%	77,537	75,631	2.5%	68.7%	95.5%	96.0%	1,510	1,458
Boston	11	4,129	4,129	64,916	62,519	3.8%	24,244	23,592	2.8%	40,672	38,927	4.5%	62.7%	95.6%	95.5%	1,370	1,322
Philadelphia	5	2,579	2,500	44,080	42,889	2.8%	15,315	15,350	(0.2)%	28,765	27,539	4.5%	65.3%	94.3%	95.0%	1,557	1,504
Northeast Total	32	14,417	14,310	241,450	233,921	3.2%	81,730	79,655	2.6%	159,720	154,266	3.5%	66.2%	95.3%	95.7%	1,475	1,424

Miami	5	2,471	2,460	57,737	53,581	7.8%	18,815	17,894	5.1%	38,922	35,687	9.1%	67.4%	97.1%	96.8%	2,015	1,874
Orlando	1	368	368	4,572	4,316	5.9%	1,586	1,507	5.2%	2,986	2,809	6.3%	65.3%	96.5%	95.6%	1,073	1,022
Palm Beach - Fort Lauderdale	1	404	404	4,736	4,481	5.7%	2,191	2,195	(0.2)%	2,545	2,286	11.3%	53.7%	96.2%	95.6%	1,015	966
Jacksonville	4	1,643	1,643	17,797	17,358	2.5%	7,913	7,698	2.8%	9,884	9,660	2.3%	55.5%	94.9%	95.2%	951	924
Florida Total	11	4,886	4,875	84,842	79,736	6.4%	30,505	29,294	4.1%	54,337	50,442	7.7%	64.0%	96.2%	96.1%	1,507	1,418

Houston	3	1,143	1,081	11,453	10,769	6.4%	4,577	4,524	1.2%	6,876	6,245	10.1%	60.0%	95.3%	94.2%	927	881
Denver	8	2,177	2,104	28,585	26,951	6.1%	8,352	8,316	0.4%	20,233	18,635	8.6%	70.8%	95.8%	96.1%	1,182	1,111
Phoenix	4	886	742	7,703	7,468	3.1%	2,783	2,762	0.8%	4,920	4,706	4.5%	63.9%	94.8%	96.1%	913	874
Atlanta	5	1,295	1,281	16,669	15,867	5.1%	6,083	6,173	(1.5)%	10,586	9,694	9.2%	63.5%	95.7%	96.1%	1,133	1,074
Sunbelt Total	31	10,387	10,083	149,252	140,791	6.0%	52,300	51,069	2.4%	96,952	89,722	8.1%	65.0%	95.9%	95.9%	1,287	1,214

Chicago	10	3,245	3,245	55,319	51,962	6.5%	19,209	18,464	4.0%	36,110	33,498	7.8%	65.3%	96.1%	95.5%	1,478	1,410

Total Target Markets	101	35,914	34,852	610,930	583,415	4.7%	202,043	196,532	2.8%	408,887	386,883	5.7%	66.9%	95.7%	95.8%	1,527	1,458

Other
Baltimore	5	1,180	1,066	15,727	15,275	3.0%	5,845	5,808	0.6%	9,882	9,467	4.4%	62.8%	93.4%	94.3%	1,316	1,266
Nashville	4	1,114	1,114	14,083	13,312	5.8%	5,607	5,284	6.1%	8,476	8,028	5.6%	60.2%	95.6%	96.0%	1,103	1,038
Norfolk - Richmond	6	1,643	1,564	19,812	19,603	1.1%	6,436	6,208	3.7%	13,376	13,395	(0.1)%	67.5%	94.8%	95.0%	1,113	1,099
Other Markets	6	5,289	5,288	56,066	54,949	2.0%	23,662	22,602	4.7%	32,404	32,347	0.2%	57.8%	94.6%	94.5%	934	916

Total Other	21	9,226	9,032	105,688	103,139	2.5%	41,550	39,902	4.1%	64,138	63,237	1.4%	60.7%	94.6%	94.8%	1,031	1,004

Grand Total	122	45,140	43,884	$716,618	$686,554	4.4%	$243,593	$236,434	3.0%	$473,025	$450,120	5.1%	66.0%	95.4%	95.6%	$1,426	$1,365

25

Supplemental Schedule 6(d)

Conventional Same Store Operating Expense Detail
(in thousands) (unaudited)

Fourth Quarter 2013 Compared to Fourth Quarter 2012

	4Q 2013	% of Total	4Q 2012	$ Change	% Change
Real estate taxes	$17,282	29.2%	$16,755	$527	3.1%
Onsite payroll	10,946	18.5%	11,641	(695)	(6.0)%
Utilities	10,357	17.5%	9,724	633	6.5%
Repairs and maintenance	8,096	13.7%	8,765	(669)	(7.6)%
Software, technology and other	4,397	7.4%	4,269	128	3.0%
Insurance	3,569	6.0%	2,827	742	26.2%
Marketing	2,213	3.7%	2,255	(42)	(1.9)%
Expensed turnover costs	2,276	4.0%	2,402	(126)	(5.2)%
Total	$59,136	100.0%	$58,638	$498	0.8%

Fourth Quarter 2013 Compared to Third Quarter 2013

	4Q 2013	% of Total	3Q 2013	$ Change	% Change
Real estate taxes	$17,282	29.2%	$16,799	$483	2.9%
Onsite payroll	10,946	18.5%	11,851	(905)	(7.6)%
Utilities	10,357	17.5%	10,158	199	2.0%
Repairs and maintenance	8,096	13.7%	9,452	(1,356)	(14.3)%
Software, technology and other	4,397	7.4%	4,486	(89)	(2.0)%
Insurance	3,569	6.0%	3,221	348	10.8%
Marketing	2,213	3.7%	2,170	43	2.0%
Expensed turnover costs	2,276	4.0%	3,253	(977)	(30.0)%
Total	$59,136	100.0%	$61,390	$(2,254)	(3.7)%

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

	YTD 4Q 2013	% of Total	YTD 4Q 2012	$ Change	% Change
Real estate taxes	$68,406	28.1%	$63,698	$4,708	7.4%
Onsite payroll	45,949	18.9%	46,582	(633)	(1.4)%
Utilities	41,698	17.1%	40,536	1,162	2.9%
Repairs and maintenance	37,038	15.2%	38,116	(1,078)	(2.8)%
Software, technology and other	17,553	7.2%	16,200	1,353	8.4%
Insurance	14,107	5.8%	12,099	2,008	16.6%
Marketing	9,028	3.7%	9,002	26	0.3%
Expensed turnover costs	9,814	4.0%	10,201	(387)	(3.8)%
Total	$243,593	100.0%	$236,434	$7,159	3.0%

26

Supplemental Schedule 7(a)

Total Conventional Portfolio Data by Market
Fourth Quarter 2013 Compared to Fourth Quarter 2012
(unaudited)

	Quarter Ended December 31, 2013					Quarter Ended December 31, 2012
	Properties	Apartment Homes	Effective Apartment Homes	% Aimco NOI	Average Revenue per Effective Apartment Home	Properties	Apartment Homes	Effective Apartment Homes	% Aimco NOI	Average Revenue per Effective Apartment Home
Target Markets
Los Angeles	13	4,248	3,597	11.0%	$2,345	13	4,248	3,597	9.9%	$2,247
Orange County	4	1,213	1,213	3.4%	1,826	4	1,213	1,213	3.2%	1,760
San Diego	12	2,430	2,360	5.6%	1,531	11	2,370	2,300	5.0%	1,430
Southern CA Total	29	7,891	7,170	20.0%	1,963	28	7,831	7,110	18.1%	1,868
East Bay	2	413	413	1.0%	1,647	2	413	413	0.9%	1,552
San Jose	1	224	224	0.6%	1,948	1	224	224	0.6%	1,875
San Francisco	7	1,208	1,208	2.7%	2,203	7	1,208	1,208	2.2%	2,022
Northern CA Total	10	1,845	1,845	4.3%	2,011	10	1,845	1,845	3.7%	1,860

Seattle	2	239	239	0.4%	1,733	2	239	239	0.2%	1,625
Pacific Total	41	9,975	9,254	24.7%	1,966	40	9,915	9,194	22.0%	1,861

Manhattan	21	959	959	3.4%	2,957	21	959	959	3.0%	2,859
Suburban New York - New Jersey	2	1,162	1,162	2.5%	1,506	2	1,162	1,162	2.4%	1,457
New York Total	23	2,121	2,121	5.9%	2,149	23	2,121	2,121	5.4%	2,077
Washington - NoVA - MD	14	6,547	6,519	14.6%	1,508	14	6,547	6,464	14.2%	1,476
Boston	12	4,173	4,173	7.9%	1,388	11	4,129	4,129	7.7%	1,348
Philadelphia	7	3,888	3,809	7.6%	1,511	7	3,888	3,809	8.0%	1,529
Northeast Total	56	16,729	16,622	36.0%	1,560	55	16,685	16,523	35.3%	1,532

Miami	5	2,505	2,494	7.4%	2,068	5	2,482	2,471	6.8%	1,928
Orlando	1	368	368	0.6%	1,095	6	1,715	1,715	1.8%	899
Palm Beach - Fort Lauderdale	2	776	776	1.0%	1,096	2	776	776	0.8%	1,027
Jacksonville	4	1,643	1,643	1.8%	961	4	1,643	1,643	1.8%	933
Florida Total	12	5,292	5,281	10.8%	1,513	17	6,616	6,605	11.2%	1,314

Houston	3	1,143	1,081	1.3%	940	5	2,237	2,168	2.1%	844
Denver	8	2,177	2,104	3.9%	1,202	8	2,177	2,104	3.7%	1,159
Phoenix	5	1,374	1,230	1.7%	1,016	6	1,806	1,506	2.0%	971
Atlanta	6	1,325	1,311	2.2%	1,186	5	1,295	1,125	1.5%	1,114
Sunbelt Total	34	11,311	11,007	19.9%	1,304	41	14,131	13,508	20.5%	1,159

Chicago	10	3,245	3,245	7.1%	1,517	11	3,393	3,329	6.9%	1,430

Total Target Markets	141	41,260	40,128	87.7%	1,570	147	44,124	42,554	84.7%	1,466

Other
Baltimore	5	1,180	1,066	1.9%	1,330	5	1,180	1,066	1.9%	1,300
Nashville	4	1,114	1,114	1.6%	1,111	4	1,114	1,114	1.6%	1,068
Norfolk - Richmond	6	1,643	1,564	2.5%	1,102	6	1,643	1,564	2.6%	1,101
Other Markets	6	5,289	5,288	6.3%	929	13	7,818	7,818	9.2%	912

Total Other	21	9,226	9,032	12.3%	1,028	28	11,755	11,562	15.3%	989

Grand Total	162	50,486	49,160	100.0%	$1,469	175	55,879	54,116	100.0%	$1,362

27

Supplemental Schedule 7(b)

Total Conventional Portfolio Data by Market
Third Quarter 2013 Market Information
(unaudited)

Aimco's portfolio strategy seeks predictable rent growth from a portfolio of "A," "B" and "C" quality market-rate properties, averaging "B/B+" in quality, and diversified among the largest coastal and job growth markets in the U.S., as measured by total apartment value. Aimco measures asset quality based on rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines asset quality as follows: "A" quality assets are those with rents greater than 125% of local market average; "B" quality assets are those with rents 90% to 125% of local market average; and "C" quality assets are those with rents less than 90% of local market average.

The following schedule illustrates Aimco’s Conventional Property portfolio quality and market growth projections based on 3Q 2013 data, the most recent period for which third-party data is available. The portfolio data has been adjusted to remove properties sold during Q4 2013.

	Quarter Ended September 30, 2013
	Properties	Apartment Homes	Effective Apartment Homes	% Aimco NOI	Average Rent per Effective Apartment Home [1]	Market Rent [2]	Percentage of Market Rent Average	2013 - 2015 Projected Revenue Growth [3]
Target Markets
Los Angeles	13	4,248	3,597	10.6%	$2,183	$1,445	151.1%	2.7%
Orange County	4	1,213	1,213	3.5%	1,683	1,588	106.0%	2.7%
San Diego	12	2,430	2,360	5.6%	1,369	1,403	97.6%	3.0%
Southern CA Total	29	7,891	7,170	19.7%	1,796	1,457	123.3%	2.8%
East Bay	2	413	413	1.0%	1,447	1,419	102.0%	4.2%
San Jose	1	224	224	0.7%	1,764	1,686	104.6%	4.6%
San Francisco	7	1,208	1,208	2.6%	1,934	2,043	94.7%	5.2%
Northern CA Total	10	1,845	1,845	4.3%	1,763	1,804	97.7%	4.9%

Seattle	2	239	239	0.4%	1,502	1,124	133.6%	4.9%
Pacific Total	41	9,975	9,254	24.4%	1,783	1,508	118.2%	3.2%

Manhattan	21	959	959	3.6%	2,841	3,049	93.2%	2.5%
Suburban New York - New Jersey	2	1,162	1,162	2.4%	1,332	1,558	85.5%	3.0%
New York Total	23	2,121	2,121	6.0%	2,000	2,232	89.6%	2.7%
Washington - NoVA - MD	14	6,547	6,519	14.4%	1,370	1,511	90.7%	1.5%
Boston	12	4,173	4,173	8.1%	1,283	1,801	71.2%	3.1%
Philadelphia	7	3,888	3,809	7.6%	1,351	1,082	124.9%	1.3%
Northeast Total	56	16,729	16,622	36.1%	1,424	1,577	90.3%	2.0%

Miami	5	2,503	2,492	7.8%	1,765	1,106	159.6%	2.6%
Orlando	1	368	368	0.6%	930	871	106.8%	3.1%
Palm Beach - Fort Lauderdale	2	776	776	1.1%	946	1,128	83.9%	2.7%
Jacksonville	4	1,643	1,643	1.9%	822	805	102.1%	2.6%
Florida Total	12	5,290	5,279	11.4%	1,294	999	129.5%	2.6%

Houston	3	1,143	1,081	1.3%	823	811	101.5%	3.1%
Denver	8	2,177	2,104	4.0%	1,033	903	114.4%	4.0%
Phoenix	5	1,374	1,230	1.7%	897	731	122.7%	2.8%
Atlanta	6	1,325	1,311	2.1%	997	809	123.2%	3.7%
Sunbelt Total	34	11,309	11,005	20.5%	1,119	909	123.1%	3.0%

Chicago	10	3,236	3,236	7.0%	1,315	1,070	122.9%	2.9%

Total Target Markets	141	41,249	40,117	88.0%	1,403	1,332	105.3%	2.6%

Other
Baltimore	5	1,180	1,066	1.7%	1,203	1,070	112.4%	2.4%
Nashville	4	1,114	1,114	1.6%	958	785	122.0%	3.1%
Norfolk - Richmond	6	1,643	1,564	2.5%	968	889	108.9%	2.5%
Other Markets	6	5,289	5,289	6.2%	806	818	98.5%	2.3%

Total Other	21	9,226	9,033	12.0%	898	856	104.9%	2.5%

Grand Total	162	50,475	49,150	100.0%	$1,308	$1,242	105.3%	2.6%

[1] Represents rents after concessions and vacancy loss, divided by Effective Apartment Homes. Does not include other rental income.
[2] 3Q 2013 effective rents per REIS.
[3] Represents the average of annual revenue growth projections published by REIS and AxioMetrics, third-party providers of commercial real estate information and analyses.

28

Supplemental Schedule 8

Property Disposition and Acquisition Activity
(dollars in millions, except average revenue per home) (unaudited)

Fourth Quarter 2013 Dispositions

	Number of Properties	Number of Homes	Weighted Average Ownership	Gross Proceeds	NOI Cap Rate [1]	Free Cash Flow Cap Rate [2]	Property Debt	Net Sales Proceeds [3]	Aimco Gross Proceeds	Aimco Net Proceeds	Average Revenue per Home
Conventional	11	3,619	98%	$238.8	7.8%	6.0%	$115.7	$108.9	$231.4	$106.8	$883
Affordable	5	824	17%	95.0	5.2%	4.2%	32.6	56.3	17.1	36.0	1,108
Total Dispositions	16	4,443	83%	$333.8	7.6%	5.8%	$148.3	$165.2	$248.5	$142.8	$887

2013 Dispositions

	Number of Properties	Number of Homes	Weighted Average Ownership	Gross Proceeds	NOI Cap Rate [1]	Free Cash Flow Cap Rate [2]	Property Debt	Net Sales Proceeds [3]	Aimco Gross Proceeds	Aimco Net Proceeds	Average Revenue per Home
Conventional	16	5,578	96%	$364.3	7.6%	5.8%	$190.9	$150.9	$345.2	$145.4	$874
Affordable	13	1,375	36%	151.5	5.8%	4.8%	59.3	82.2	60.9	57.3	1,057
Total Dispositions	29	6,953	84%	$515.8	7.3%	5.6%	$250.2	$233.1	$406.1	$202.7	$885

2013 Acquisitions

Limited Partner Transactions
Year-to-date, Aimco has acquired for a total cost of $17.9 million the noncontrolling limited partnership interest in three consolidated real estate partnerships that own five properties with average monthly revenue per effective apartment home of $1,303 at the time of acquisition and in which Aimco affiliates serve as general partner. The gross estimated fair value of the real estate corresponding to the interests Aimco acquired totaled $68.5 million.

Property Transactions
			Assumed Non-recourse Property Debt			Average Revenue Per Apartment Home (Stabilized)		Percentage of Market Rent Average
Location	Apartment Homes	Purchase Price	Principal	Interest Rate	Years to Maturity
La Jolla [4]	60	$29.0	$14.8	2.96%	8.5	$ 2,400		164%
Atlanta	30	9.5	n/a	n/a	n/a	2,100		265%
Boston	44	15.1	n/a	n/a	n/a	2,200		119%
Total Acquisitions	134	$53.6	$14.8	2.96%	8.5	$ 2,290		169%

Notes

[1] NOI Cap Rate is calculated based on Aimco's share of the trailing twelve month NOI prior to sale, less a 3.0% management fee, divided by the gross proceeds, which excludes prepayment penalties associated with the related property debt. The conventional properties sold during 2013 are primarily outside of Aimco's target markets or in less desirable locations within its target markets, and had average revenues per apartment home approximately $600 below our retained portfolio. Accordingly, the NOI capitalization rates for properties sold during 2013 are not representative of those for Aimco's retained portfolio.
[2] Free Cash Flow Cap Rate represents the NOI cap rate, adjusted for assumed capital replacement spending of $1,200 per apartment home.
[3] Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and debt prepayment penalties.
[4] The property debt assumed in this acquisition had an outstanding principal of $12.4 million at the date of acquisition and bears interest at a contractual rate of 4.84% per annum.

29

Supplemental Schedule 9

Capital Additions
(in thousands, except per apartment home data) (unaudited)

Capital additions are classified as either Capital Replacements (“CR”), which includes Standard CR and CR related to multi-phase projects, Property Upgrades, Capital Improvements (“CI”), Redevelopment or Casualty. Non-Redevelopment and non-Casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period over which Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.

Amounts below represent actual additions related to residential properties that are owned and managed by Aimco at the end of the period. These amounts include consolidated and unconsolidated properties and are not adjusted for Aimco’s ownership interest in such properties. Amounts do not include capital additions related to:

    - properties sold during the period or properties held for sale at the end of the period;
- properties that are not multi-family such as commercial operations or fitness facilities at Aimco's multi-family properties; or
- properties that Aimco owns but does not manage.

See the Glossary for a reconciliation of these amounts to GAAP capital additions.

	Three Months Ended December 31, 2013			Year Ended December 31, 2013
	Conventional	Affordable	Total	Conventional	Affordable	Total
Capital Additions
Capital Replacements
Buildings and grounds	$9,323	$1,859	$11,182	$26,366	$4,471	$30,837
Turnover capital additions	3,296	247	3,543	12,799	966	13,765
Capitalized site payroll and indirect costs	672	4	676	3,472	130	3,602
Standard Capital Replacements	13,291	2,110	15,401	42,637	5,567	48,204
Capital Replacements related to multi-phase projects	4,186	—	4,186	22,314	—	22,314
Property Upgrades	13,827	—	13,827	39,059	—	39,059
Capital Improvements	14,152	414	14,566	56,590	1,183	57,773
Redevelopment and Development Additions	59,550	58	59,608	194,102	57	194,159
Casualty	1,862	1,033	2,895	6,610	2,652	9,262
Total Capital Additions [1]	$106,868	$3,615	$110,483	$361,312	$9,459	$370,771

Total apartment homes	50,344	8,791	59,135	50,344	8,791	59,135
Standard Capital Replacements per apartment home	$264	$240	$260	$847	$633	$815

[1] For the three and twelve months ended December 31, 2013, total capital additions includes $4.0 million and $17.6 million, respectively, of interest costs.

30

Supplemental Schedule 10

Summary of Redevelopment and Development Activity
Year Ended December 31, 2013
(dollars in millions) (unaudited)

				Schedule				Average Rents
	Total Number of Apartment Homes	Estimated Total Project Cost	Inception-to-Date Investment [1]	Construction Start	Initial Occupancy	Construction Complete	Stabilized Operations	Pre- Redevel-opment [2]	Post Redevel- opment [3]	Change in Submarket Rents Since Start [4]	Occupancy [5]
Under Redevelopment
Lincoln Place, Venice, CA [6]	795	$350.4	$294.9	Multiple	Multiple	4Q 2014	1Q 2015	n/a	$2,470	4.7%	20.3%
Pacific Bay Vistas, San Bruno, CA	308	121.1	106.3	4Q 2011	3Q 2013	2Q 2014	3Q 2014	n/a	$2,200	15.7%	39.3%
The Palazzo at Park La Brea, Los Angeles, CA [7]	521	15.7	9.7	1Q 2012	4Q 2012	3Q 2014	4Q 2014	$2,861	$3,171	12.2%	93.3%
The Preserve at Marin, Corte Madera, CA [8]	126	100.5	81.8	4Q 2012	1Q 2014	3Q 2014	4Q 2014	n/a	$3,880	17.8%	Vacant
The Sterling, Philadelphia, PA [9]	537	25.0	3.5	4Q 2013	3Q 2014	2Q 2015	3Q 2015	$1,830	$1,985	n/a	95.9%
Total	2,287	$612.7	$496.2

Under Development
One Canal Street, Boston, MA [10]	310	190.0	15.9	4Q 2013	1Q 2016	2Q 2016	3Q 2016	n/a	$3,300	n/a	n/a
Completed This Quarter
Elm Creek, Elmhurst, IL [11]	28	12.0	12.0	2Q 2012	1Q 2013	4Q 2013	1Q 2014	n/a	$2,946	5.7%	100.0%

Grand Total	2,625	$814.7	$524.1

	Actual 2013 Investment
	1Q	2Q	3Q	4Q	Year-to-Date
Under Redevelopment	$27.0	$36.0	$44.7	$49.8	$157.5
Under Development	—	—	10.1	5.8	15.9
Other Redevelopment [12]	2.3	1.5	4.5	3.7	12.0
Subtotal	$29.3	$37.5	$59.3	$59.3	$185.4

Completed Year-to-Date	1.4	4.4	2.7	0.3	8.8
Total	$30.7	$41.9	$62.0	$59.6	$194.2

[1] Lincoln Place and Pacific Bay Vistas amounts are net of fourth quarter 2008 impairment losses of $85.4 million and $5.7 million, respectively.
[2] Average rents for the quarter preceding construction start.
[3] Average rents for the quarter when stabilized operations have been achieved. Excludes anticipated changes in market rents.
[4] Represents change in submarket rents from the inception of the project to the third quarter 2013, based on the average of REIS and AxioMetrics.
[5] Represents quarter-end physical occupancy, except as it relates to previously stabilized properties, in which case average daily occupancy is reported. As of December 31, 2013, the Palazzo at Park La Brea and The Sterling are the only such properties.
[6] An earlier phase of the Lincoln Place redevelopment began in fourth quarter 2011. As of December 31, 2013, all 65 apartment homes that were completed are currently occupied.
During the third quarter 2012, redevelopment started on the remaining buildings and construction began on the new apartment and amenity buildings.
[7] The Palazzo is owned in a joint venture in which Aimco has an approximate 53% interest. Aimco’s share of this $15.7 million investment is $8.3 million.
[8] As of January 31, 2014, 11 apartment homes were leased and occupied.
[9] During 2013, Aimco completed the first phase of The Sterling multi-phase capital project and, in the fourth quarter commenced redevelopment of the property. During 2014, Aimco expects to complete the first phase of redevelopment, which includes significant renovation of existing commercial space, upgrading common areas and the redevelopment of 69 apartment homes. Aimco may redevelop additional apartment homes in the future. In addition to the average rents at stabilization noted above, Aimco expects to increase commercial revenues and other income by approximately $0.6 million per year.
[10] Aimco expects One Canal Street residential revenues to average $3,700 per apartment home, which includes rents of $3,300 and other income of $400 per apartment home. Commercial rents are expected to be approximately 10% of residential revenues.
[11] Aimco's Elm Creek project involved the construction of 28 townhomes built on a previously vacant land parcel contiguous to the community.
[12] Amount represents capitalizable costs associated with projects in our redevelopment pipeline that are not listed above.

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GLOSSARY AND RECONCILIATIONS OF NON-GAAP FINANCIAL AND OPERATING MEASURES

This Earnings Release and Supplemental Information include certain financial and operating measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

ACQUISITION PROPERTIES: Properties acquired since January 1, 2012.
AFFORDABLE PROPERTIES: Affordable Properties benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development (HUD) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credit equity, or rental assistance payments to the property owners. Under these programs, rent adjustments are made in accordance with property-specific contracts between Aimco and HUD, with rent increases generally based on an adjustment factor set by HUD annually.
AIMCO OPERATING PARTNERSHIP: AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco's UPREIT structure. Aimco owns approximately 95% of the common partnership units of the Aimco Operating Partnership.
AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco's share of financial information discussed in this Earnings Release and Supplemental Information. Aimco's proportionate share of financial information includes Aimco's share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco's financial information by providing the amount of revenues, expenses, assets and liabilities attributable only to Aimco stockholders. Aimco also refers to this measure as "Aimco's Share" of financial information. See Supplemental Schedules 1, 3 and 4 for reconciliation of Aimco's proportionate share of financial results to Aimco's consolidated financial statements.
CAPITAL ADDITIONS DEFINITIONS AND RECONCILIATION
CAPITAL IMPROVEMENTS (CI): CI includes all non-Redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): Unlike CI, CR does not increase the useful life of an asset from its original purchase condition. CR represents the portion of capital additions that are deemed to replace the consumed portion of acquired capital assets. CR is deducted in the calculation of AFFO. Aimco distinguishes CR between those relating to multi-phase capital projects and all other CR, which is referred to as Standard CR.
CASUALTY CAPITAL ADDITIONS: Casualty capital additions represent capitalized costs incurred in connection with the restoration of an asset after a casualty event such as a hurricane, tornado or flood.
PROPERTY UPGRADES: Property Upgrades may include kitchen and bath remodeling; energy conservation projects; and investments in longer-lived materials designed to reduce turnover costs, such as simulated wood flooring and granite countertops. Property Upgrades differ from Redevelopment Additions in that they are generally lesser in scope and do not significantly disrupt operations.
REDEVELOPMENT ADDITIONS: Redevelopment represents capital additions intended to enhance the value of property through the ability to generate higher average rental rates. Redevelopment additions may include costs related to entitlement, which enhance the value of a property through increased density, and costs related to renovation of exteriors, common areas or apartment homes.

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Supplemental Schedule 9 contains capital additions information related to (1) residential properties that Aimco owns and manages at the end of the period, (2) properties that are consolidated in Aimco's GAAP financial statements, and (3) properties that are accounted for under the equity method of accounting in Aimco's GAAP financial statements. Amounts do not include capital additions related to:
- consolidated properties sold during the period or classified as held for sale at the end of the period;
- consolidated properties that are not multi-family such as commercial properties or fitness facilities; or
- consolidated properties that Aimco owns but does not manage.
Aimco believes the capital addition detail provided in Supplemental Schedule 9 provides an enhanced understanding of capital additions related to our primary business of owning and operating apartment communities. A reconciliation of capital additions presented on Supplemental Schedule 9 to Aimco's consolidated GAAP information is presented below.

(in thousands) (unaudited)	Three Months Ended December 31, 2013	Year Ended December 31, 2013
Capital Additions per Schedule 9	$110,483	$370,771
Capital additions related to:
Consolidated sold and held for sale properties	353	4,831
Consolidated properties Aimco does not manage and properties that are not multi-family, such as commercial properties or fitness facilities	192	436
Consolidated capital additions	$111,028	$376,038

CONVENTIONAL PROPERTIES: Conventional Properties represent Aimco's portfolio of market-rate apartment communities. Aimco's portfolio strategy seeks predictable rent growth from a portfolio of "A", "B" and "C" quality conventional properties, averaging "B/B+" in quality, and diversified among the largest coastal and job growth markets in the United States, as measured by apartment value.
DEBT RATIO DEFINITIONS
ADJUSTED INTEREST EXPENSE: Adjusted Interest Expense represents Aimco's proportionate share of interest expense less (i) prepayment penalties and amortization of deferred financing costs and (ii) the amount of interest income recognized by Aimco related to its investment in the subordinated tranches in a securitization trust holding only Aimco property debt.
DEBT TO EBITDA RATIO: The ratio of (a) Aimco's proportionate share of debt net of Aimco's proportionate share of cash and restricted cash, and Aimco's investment in the subordinated tranches in a securitization trust holding only Aimco property debt to (b) Proportionate EBITDA.
DEBT AND PREFERRED EQUITY TO EBITDA RATIO: The ratio of (a) Aimco's proportionate share of debt net of Aimco's proportionate share of cash and restricted cash, and Aimco's investment in the subordinated tranches in a securitization trust holding only Aimco property debt, plus Aimco's preferred stock and the preferred units of the Aimco Operating Partnership to (b) Proportionate EBITDA.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco's credit agreement, the ratio of (a) Earnings Before Interest, Taxes, Depreciation and Amortization, reduced by certain capital expenditure reserves (which we refer to as "Compliance EBITDA"), to (b) debt service, which represents the sum of (i) Aimco's proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs) and (ii) debt amortization, for the four fiscal quarters preceding the date of calculation.
EBITDA COVERAGE OF INTEREST RATIO: The ratio of (a) Proportionate EBITDA to (b) Adjusted Interest Expense. Aimco's management uses this ratio as one measure of leverage.

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EBITDA COVERAGE OF INTEREST AND PREFERRED DIVIDENDS RATIO: The ratio of (a) Proportionate EBITDA to (b) the sum of Adjusted Interest Expense and Preferred Dividends. Aimco's management uses this ratio as one measure of leverage.
FIXED CHARGE COVERAGE RATIO: As defined by Aimco's credit agreement, the ratio of (a) Compliance EBITDA to (b) fixed charges, which represent the sum of (i) Aimco's proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs), (ii) debt amortization and (iii) Preferred Dividends, for the four fiscal quarters preceding the date of calculation.
PREFERRED DIVIDENDS: Preferred dividends include dividends paid with respect to Aimco's Preferred Stock and the Aimco Operating Partnership Preferred Partnership Units.
PROPORTIONATE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (PROPORTIONATE EBITDA): Proportionate EBITDA is computed by adding to Aimco's Pro forma FFO (a) Aimco's proportionate share of interest expense, taxes, depreciation and amortization related to non-real estate assets, non-cash stock compensation expense and (b) Preferred Dividends.
EFFECTIVE APARTMENT HOMES: The number of actual apartment homes multiplied by Aimco's ownership interest in the property as of the end of the current period. Effective Apartment Homes may be used to analyze Aimco's proportionate financial measures on a per-home basis.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income, computed in accordance with GAAP, excluding gains from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT.
In addition to FFO, Aimco uses PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO) and ADJUSTED FUNDS FROM OPERATIONS (AFFO) to measure performance. Pro forma FFO represents FFO as defined above, excluding preferred equity redemption related amounts (adjusted for noncontrolling interests). Preferred equity redemption related amounts (gains or losses) are items that periodically affect Aimco's operating results. Aimco excludes preferred equity redemption related amounts (gains or losses) from Pro forma FFO because such amounts are not representative of operating performance. AFFO represents Pro forma FFO reduced by Capital Replacements (also adjusted for noncontrolling interests).
FFO, Pro forma FFO and AFFO are helpful to investors in understanding Aimco's performance because they capture features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco's method for computing FFO, Pro forma FFO or AFFO is comparable with that of other real estate investment trusts. Net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP is reconciled to FFO and Pro forma FFO as presented on Supplemental Schedule 1 and reconciled to AFFO on the following page.

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	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data) (unaudited)	2013	2012	2013	2012
Net income attributable to Aimco common stockholders	$122,037	$67,928	$203,673	$82,146
Adjustments:
Depreciation and amortization, net of noncontrolling partners' interest	68,315	76,902	282,235	310,047
Depreciation and amortization related to non-real estate assets, net of noncontrolling partners' interest	(2,495)	(3,330)	(11,273)	(13,000)
Gain on dispositions and other, net of noncontrolling partners' interest	(20,081)	(163)	(19,321)	(15,399)
Provision for impairment losses related to depreciable real estate assets, net of noncontrolling partners' interest	—	1,364	—	7,263
Discontinued operations:
Gain on dispositions of real estate, net of income taxes and noncontrolling partners' interest	(89,324)	(75,481)	(165,061)	(185,107)
Provision for (recovery of) impairment losses related to depreciable real estate assets, net of noncontrolling partners' interest	—	2,814	(855)	14,517
Depreciation of rental property, net of noncontrolling partners' interest	1,481	5,091	13,349	35,621
Common noncontrolling interests in Aimco Operating Partnership's share of above adjustments	2,276	(178)	(5,346)	(9,127)
Amounts allocable to participating securities	157	(25)	(377)	(503)
FFO Attributable to Aimco Common Stockholders - Diluted	$82,366	$74,922	$297,024	$226,458
Preferred equity redemption related amounts	—	43	—	22,626
Common noncontrolling interests in Aimco Operating Partnership's share of above adjustments	—	36	—	(1,341)
Amounts allocable to participating securities	—	—	—	(87)
Pro forma FFO Attributable to Aimco Common Stockholders - Diluted	$82,366	$75,001	$297,024	$247,656
Capital Replacements, net of common noncontrolling interests in Aimco Operating Partnership	(20,020)	(20,057)	(75,370)	(66,968)
Amounts allocable to participating securities	79	53	303	246
AFFO Attributable to Aimco Common Stockholders - Diluted	$62,425	$54,997	$221,957	$180,934

Weighted average shares - diluted	145,499	145,177	145,532	134,743
FFO per share (diluted)	$0.57	$0.52	$2.04	$1.68
Pro forma FFO per share (diluted)	$0.57	$0.52	$2.04	$1.84
AFFO per share (diluted)	$0.43	$0.38	$1.53	$1.34

NEW LEASE AND RENEWAL RATES: Aimco measures changes in rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified as either a new lease, where a vacant apartment is leased to a new customer, or a renewal of an existing lease.
OTHER AFFORDABLE PROPERTIES: Affordable Properties that do not meet the Same Store Property definition because they are not managed by Aimco and/or Aimco's ownership interest is less than 10% and/or they are not subject to tax credit agreements.
OTHER CONVENTIONAL PROPERTIES: Conventional Properties that have significant rent control restrictions, properties that had not reached and maintained a stabilized level of occupancy as of January 1, 2012, often due to a casualty event, and the operations of properties that are not multi-family, such as fitness centers.
OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).
PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property

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management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations and financing arrangements. NOI is considered by many in the real estate industry to be a useful measure for determining the value of real estate. A reconciliation of NOI as presented in this Earnings Release and Supplemental Information to Aimco's consolidated GAAP amounts is provided below and on the following page.

Reconciliation of GAAP to Supplemental Schedule 6(a) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)
	Three Months Ended December 31, 2013
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$189,096	$—	$(7,659)	$181,437	$(213)	$181,224
Property operating expenses	61,622	—	(2,592)	59,030	106	59,136
Property NOI	$127,474	$—	$(5,067)	$122,407	$(319)	$122,088

	Three Months Ended December 31, 2012
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$182,094	$—	$(7,910)	$174,184	$462	$174,646
Property operating expenses	60,420	—	(2,816)	57,604	1,034	58,638
Property NOI	$121,674	$—	$(5,094)	$116,580	$(572)	$116,008

Reconciliation of GAAP to Supplemental Schedule 6(b) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)
	Three Months Ended September 30, 2013
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$188,438	$—	$(7,754)	$180,684	$(61)	$180,623
Property operating expenses	63,983	—	(2,756)	61,227	163	61,390
Property NOI	$124,455	$—	$(4,998)	$119,457	$(224)	$119,233

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Reconciliation of GAAP to Supplemental Schedule 6(c) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)
	Year Ended December 31, 2013
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$747,478	$—	$(31,395)	$716,083	$535	$716,618
Property operating expenses	253,696	—	(11,001)	242,695	898	243,593
Property NOI	$493,782	$—	$(20,394)	$473,388	$(363)	$473,025

	Year Ended December 31, 2012
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$715,845	$—	$(32,765)	$683,080	$3,474	$686,554
Property operating expenses	246,114	—	(11,723)	234,391	2,043	236,434
Property NOI	$469,731	$—	$(21,042)	$448,689	$1,431	$450,120

REDEVELOPMENT PROPERTIES: Properties where (a) a substantial number of available apartment homes have been vacated for major renovations or (b) occupancy was not stabilized as of January 1, 2012, due to ongoing or completed renovations, such as exteriors, common areas or apartment home improvements.
SAME STORE PROPERTIES: Same Store properties are those properties (a) that are managed by Aimco, (b) in which Aimco's ownership exceeds 10%, and (c) that have reached and maintained a stabilized level of occupancy as of January 1, 2012. Same Store properties are classified as either Conventional or Affordable. Affordable Same Store properties exclude those that are not subject to tax credit agreements.

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